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                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF NEW YORK

IN RE:                                          :      JOINTLY ADMINISTERED
                                                :      CASE NOS. 01-14099 K
LAIDLAW USA, INC.,                              :      THROUGH 01-14104 K
LAIDLAW INC.,                                   :
LAIDLAW INVESTMENTS LTD.,                       :      CHAPTER 11
LAIDLAW INTERNATIONAL FINANCE                   :
  CORPORATION,                                  :
LAIDLAW TRANSPORTATION, INC. AND                :
LAIDLAW ONE, INC.,                              :
                                                :
                  DEBTORS.                      :

                   THIRD AMENDED JOINT PLAN OF REORGANIZATION
                 OF LAIDLAW USA, INC. AND ITS DEBTOR AFFILIATES

                                                      GARRY M. GRABER
                                                      HODGSON RUSS LLP
                                                      One M&T Plaza
                                                      Suite 2000
                                                      Buffalo, New York 14203
                                                      (716) 856-4000

                                                               - and -

                                                      RICHARD M. CIERI
                                                      THOMAS C. DANIELS
                                                      JONES DAY
                                                      North Point
                                                      901 Lakeside Avenue
                                                      Cleveland, Ohio  44114
                                                      (216) 586-3939

                                                      PAUL E. HARNER
                                                      EDWARD B. WINSLOW
                                                      MARK A. CODY
                                                      JONES DAY
                                                      77 West Wacker
                                                      Suite 3500
                                                      Chicago, Illinois  60601
                                                      (312) 782-3939

                                                      ATTORNEYS FOR DEBTORS
                                                      AND DEBTORS IN POSSESSION

January 23, 2003

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                                TABLE OF CONTENTS

                                                                                           PAGE
ARTICLE I         DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME.......     1
       A.         Defined Terms........................................................     1
                  1.       "1991 Indenture"............................................     1
                  2.       "1992 Indenture"............................................     1
                  3.       "1995 Indenture"............................................     1
                  4.       "1995 Noteholder Claims"....................................     1
                  5.       "1995 Noteholders"..........................................     1
                  6.       "1995 Notes"................................................     1
                  7.       "1996 Credit Agreement".....................................     1
                  8.       "1997 Indenture"............................................     1
                  9.       "Adjusted Amount"...........................................     2
                  10.      "Administrative Agent"......................................     2
                  11.      "Administrative Claim"......................................     2
                  12.      "Administrative Trade Claim"................................     2
                  13.      "Affiliate".................................................     2
                  14.      "Allowed Claim".............................................     2
                  15.      "Allowed . . . Claim".......................................     2
                  16.      "Ballot"....................................................     3
                  17.      "Bankruptcy Code"...........................................     3
                  18.      "Bankruptcy Court"..........................................     3
                  19.      "Bankruptcy Rules"..........................................     3
                  20.      "Bar Date"..................................................     3
                  21.      "Bar Date Order"............................................     3
                  22.      "Bondholder Class Members"..................................     3
                  23.      "Bondholder Settlement Agreement"...........................     3
                  24.      "Bridge Facility"...........................................     3
                  25.      "Bridge Lenders"............................................     3
                  26.      "Business Day"..............................................     3
                  27.      "Canadian Court" ...........................................     3
                  28.      "Canadian Debtors"..........................................     3
                  29.      "Cash"......................................................     3
                  30.      "Cash Investment Yield".....................................     4
                  31.      "Cash Management Order".....................................     4
                  32.      "CCAA"......................................................     4
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                                        i

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
                  33.      "CCAA Cases"................................................     4
                  34.      "CCAA Order"................................................     4
                  35.      "CIBC" .....................................................     4
                  36.      "Claim".....................................................     4
                  37.      "Claimant"..................................................     4
                  38.      "Claims Objection Bar Date".................................     4
                  39.      "Class".....................................................     4
                  40.      "Class 6 Estimation Order"..................................     4
                  41.      "Confirmation"..............................................     4
                  42.      "Confirmation Date".........................................     4
                  43.      "Confirmation Hearing"......................................     4
                  44.      "Confirmation Order"........................................     4
                  45.      "Creditors' Committee"......................................     5
                  46.      "Cross-Border Protocol".....................................     5
                  47.      "Cure Amount Claim".........................................     5
                  48.      "Debtors"...................................................     5
                  49.      "Debtor Guaranties".........................................     5
                  50.      "Debtor Programs"...........................................     5
                  51.      "Debtor Representative".....................................     5
                  52.      "Derivative Claim"..........................................     5
                  53.      "DIP Facility"..............................................     5
                  54.      "DIP Lenders"...............................................     5
                  55.      "Director and Officer Claim Treatment Letter"...............     5
                  56.      "Director Selection Committee"..............................     5
                  57.      "Disbursing Agent"..........................................     5
                  58.      "Disclosure Statement"......................................     5
                  59.      "Disputed Claim"............................................     5
                  60.      "Disputed Insured Claim"....................................     6
                  61.      "Dissolution Date"..........................................     6
                  62.      "Distributable New Common Stock"............................     6
                  63.      "Distribution Record Date"..................................     6
                  64.      "Document Reviewing Centers"................................     6
                  65.      "Documentary Credit Lender".................................     6
                  66.      "Effective Date"............................................     6
                  67.      "Equity Incentive Plan".....................................     6
                  68.      "ERISA".....................................................     6
                  69.      "Estate"....................................................     6

                                       ii

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
                  70.      "Excess Cash"...............................................     7
                  71.      "Excess Cash Reduction".....................................     7
                  72.      "Exchange Act"..............................................     7
                  73.      "Executory Contract" or "Unexpired Lease"...................     7
                  74.      "Exit Financing Facility"...................................     7
                  75.      "Exit Financing Facility Agent Bank"........................     7
                  76.      "Exit Proceeds".............................................     7
                  77.      "Face Amount"...............................................     7
                  78.      "Fee Claim".................................................     7
                  79.      "Fee Order".................................................     7
                  80.      "File," "Filed" or "Filing".................................     7
                  81.      "Final Order"...............................................     8
                  82.      "GECC"......................................................     8
                  83.      "General Unsecured Claim"...................................     8
                  84.      "Governmental Unit".........................................     8
                  85.      "Governmental Unit Claim"...................................     8
                  86.      "Governmental Unit Estimation Order"........................     8
                  87.      "Greyhound".................................................     8
                  88.      "Gross-Up"..................................................     8
                  89.      "Guaranty Coverage Dispute".................................     8
                  90.      "Guaranty Coverage Dispute Settlement"......................     8
                  91.      "Guaranty Coverage Dispute Settlement Agreement"............     8
                  92.      "Guaranty Coverage Dispute Settlement Distribution".........     8
                  93.      "Indenture Trustees"........................................     8
                  94.      "Insolvency Proceedings"....................................     8
                  95.      "Insured Claim".............................................     9
                  96.      "Intercompany Claim"........................................     9
                  97.      "Interests".................................................     9
                  98.      "IRS".......................................................     9
                  99.      "Laidlaw Companies".........................................     9
                  100.     "Laidlaw Investments".......................................     9
                  101.     "Laidlaw One"...............................................     9
                  102.     "Laidlaw Operating Companies"...............................     9
                  103.     "Laidlaw Subsidiary Debtors"................................     9
                  104.     "Laidlaw Transit"...........................................     9
                  105.     "Laidlaw Transit Services"..................................     9
                  106.     "Lenders"...................................................     9

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                                       iii

                  107.     "Lender Representatives"....................................      9
                  108.     "Lenders' Subcommittee".....................................      9
                  109.     "Letters of Credit".........................................      9
                  110.     "LIBOR".....................................................      9
                  111.     "LIFC"......................................................      9
                  112.     "LINC"......................................................      9
                  113.     "LINC Old Common Stock Interests"...........................     10
                  114.     "LINC Old Stock"............................................     10
                  115.     "LTI".......................................................     10
                  116.     "LTI Guaranty"..............................................     10
                  117.     "Montreal Trust"............................................     10
                  118.     "Named Defendants"..........................................     10
                  119.     "National Securities Exchange"..............................     10
                  120.     "New Common Stock"..........................................     10
                  121.     "New LINC"..................................................     10
                  122.     "New LINC Notes"............................................     10
                  123.     "New Tax Sharing Agreement".................................     10
                  124.     "Non-indemnified Tax".......................................     10
                  125.     "Old Common Stock of . . .".................................     10
                  126.     "Old Preferred Stock of . . ."..............................     11
                  127.     "Ordinary Course Professionals Order".......................     11
                  128.     "Original Credit Agreement".................................     11
                  129.     "Other Interests"...........................................     11
                  130.     "PBGC"......................................................     11
                  131.     "PBGC Agreement"............................................     11
                  132.     "Penalty Claims"............................................     11
                  133.     "Pension Plans".............................................     11
                  134.     "Petition Date".............................................     11
                  135.     "PIK Debenture".............................................     11
                  136.     "Plan"......................................................     11
                  137.     "Postpetition Financing Claims".............................     11
                  138.     "Prepetition Credit Facility"...............................     11
                  139.     "Prepetition Indentures"....................................     11
                  140.     "Prepetition Noteholder Claims".............................     12
                  141.     "Prepetition Noteholder Representatives"....................     12
                  142.     "Prepetition Noteholders"...................................     12
                  143.     "Prepetition Noteholders' Subcommittee".....................     12
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
                  144.     "Prepetition Notes".........................................     12
                  145.     "Prior Lenders".............................................     12
                  146.     "Priority Claim"............................................     12
                  147.     "Priority Tax Claim"........................................     12
                  148.     "Priority Tax Interest Rate"................................     12
                  149.     "Professional"..............................................     12
                  150.     "Program Manager"...........................................     12
                  151.     "Pro Rata"..................................................     12
                  152.     "Quarterly Distribution Date"...............................     13
                  153.     "Real Property Executory Contract and Unexpired Leases".....     13
                  154.     "Recovery Actions"..........................................     13
                  155.     "Reinstated" or "Reinstatement".............................     13
                  156.     "Rejection Damage Claim"....................................     14
                  157.     "Reorganization Case".......................................     14
                  158.     "Reorganized . . .".........................................     14
                  159.     "Requisite Lenders".........................................     14
                  160.     "Reserved Cash".............................................     14
                  161.     "Reserved Claims"...........................................     14
                  162.     "Reserved Shares"...........................................     14
                  163.     "Restructuring Transactions"................................     14
                  164.     "Rights Agreement"..........................................     14
                  165.     "Rollins"...................................................     14
                  166.     "Rollins Common Stock"......................................     14
                  167.     "Safety-Kleen"..............................................     14
                  168.     "Safety-Kleen Common Stock".................................     14
                  169.     "Safety-Kleen Debtors"......................................     15
                  170.     "Safety-Kleen Entities".....................................     15
                  171.     "Safety-Kleen Lenders"......................................     15
                  172.     "Safety-Kleen Parties"......................................     15
                  173.     "Safety-Kleen Proof of Claim" ..............................     15
                  174.     "Safety-Kleen Settlement Agreement".........................     15
                  175.     "Safety-Kleen Settlement Claim".............................     15
                  176.     "Schedules".................................................     15
                  177.     "Secondary Liability Claim".................................     15
                  178.     "Secured Claim".............................................     15
                  179.     "Securities Act"............................................     16
                  180.     "Share Purchase Right"......................................     16
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                                        v

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
                  181.     "Stipulation of Amount and Nature of Claim".................     16
                  182.     "Subcommittees".............................................     16
                  183.     "Subordinated 1995 Noteholder Claims".......................     16
                  184.     "Subordinated Debtholder Claims"............................     16
                  185.     "Subordinated LINC Old Common Stock Interest Holder
                             Claims"...................................................     16
                  186.     "Subordinated LINC Old Preferred Stock Interest Holder
                             Claims"...................................................     16
                  187.     "Subordinated Litigation Claims"............................     16
                  188.     "Subordinated Prepetition Noteholder Claims"................     16
                  189.     "Subordinated Rollins Common Stockholder Claims"............     16
                  190.     "Subordinated Safety-Kleen Claims"..........................     16
                  191.     "Subordinated Safety-Kleen Common Stockholder Claims".......     16
                  192.     "Subordinated Safety-Kleen Debtholder Claims"...............     17
                  193.     "Subordinated Stockholder Claims"...........................     17
                  194.     "Swap Counterparty".........................................     17
                  195.     "Tax".......................................................     17
                  196.     "Tax Credit"................................................     17
                  197.     "Third Party Disbursing Agent"..............................     17
                  198.     "Toronto Dominion"..........................................     17
                  199.     "Tort Claim"................................................     17
                  200.     "Trust Indenture Act".......................................     17
                  201.     "United States Trustee".....................................     17
                  202.     "Unsecured Bank Debt Claims"................................     17
                  203.     "Unsecured Claim"...........................................     18
                  204.     "Unsecured Claims Reserve"..................................     18
                  205.     "Unsecured Trade Debt Claim"................................     18
                  206.     "Unsecured Trade Debt Claims Cap"...........................     18
                  207.     "U.S. Bank".................................................     18
                  208.     "Voting Deadline"...........................................     18
                  209.     "Westinghouse Guaranty".....................................     18
                  210.     "Westinghouse Note".........................................     18
                  211.     "Westinghouse Note Claim"...................................     18
       B.         Rules of Interpretation and Computation of Time......................     18
                  1.       Rules of Interpretation.....................................     18
                  2.       Computation of Time.........................................     19
ARTICLE II        CLASSES OF CLAIMS AND INTERESTS......................................     19
       A.         Secured Claims and Unimpaired Classes of Unsecured Claims............     19
       B.         Impaired Classes of Unsecured Claims and Interests...................     19
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
ARTICLE III       TREATMENT OF CLAIMS AND INTERESTS ...................................     20
       A.         Unclassified Claims .................................................     20
                  1.      Payment of Administrative Claims ............................     20
                          a. Administrative Claims in General .........................     20
                          b. Statutory Fees ...........................................     20
                          c. Ordinary Course Liabilities ..............................     20
                          d. Claims Under the DIP Facility ............................     20
                          e. Claims for Substantial Contribution ......................     21
                          f. Bar Dates for Administrative Claims ......................     21
                             i.  General Bar Date Provisions ..........................     21
                             ii. Bar Dates for Certain Administrative Claims...........     21
                  2.      Payment of Priority Tax Claims ..............................     22
                          a. Priority Tax Claims ......................................     22
                          b. Other Provisions Concerning Treatment of Priority Tax
                               Claims..................................................     22
       B.         Secured Claims and Unimpaired Classes of Unsecured Claims ...........     22
       C.         Impaired Classes of Unsecured Claims and Interests ..................     23
       D.         Special Provisions Regarding the Treatment of Allowed Secondary
                    Liability Claims...................................................     24
       E.         Special Provisions Regarding the Indenture Trustees' Claims .........     24
ARTICLE IV        MEANS FOR IMPLEMENTATION OF THE PLAN ................................     25
       A.         Continued Corporate Existence and Vesting of Assets in the
                    Reorganized Debtors................................................     25
       B.         Restructuring Transactions ..........................................     25
                  1.      Restructuring Transactions Generally ........................     25
                  2.      Obligations of Any Successor Corporation in a Restructuring
                             Transaction...............................................     25
       C.         Corporate Governance, Directors and Officers, Employment-Related
                    Agreements and Compensation Programs...............................     26
                  1.      Certificates of Incorporation and Bylaws ....................     26
                          a. New LINC .................................................     26
                          b. Reorganized LINC and Reorganized Laidlaw Subsidiary
                               Debtors.................................................     26
                  2.      Directors and Officers of New LINC and the Reorganized
                            Debtors....................................................     26
                  3.      New Employment, Retirement, Indemnification and Other
                            Related Agreements and Incentive Compensation Programs.....     27
                  4.      Corporate Action ............................................     27
       D.         Exit Financing Facility, Obtaining Cash for Plan Distributions and
                    Transfers of Funds Among the Debtors...............................     28
       E.         Preservation of Rights of Action by the Debtors, New LINC and the
                    Reorganized Debtors................................................     28
       F.         Guaranty Coverage Dispute Settlement ................................     28
                  1.      Guaranty Coverage Dispute Settlement ........................     28
                  2.      Guaranty Coverage Dispute Settlement Distribution ...........     28
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
                  3.      Balance of Unsecured Bank Debt Claims and Prepetition
                            Noteholder Claims..........................................     29
                  4.      Reserved Claims..............................................     29
                  5.      Payment of Fees and Expenses of Professionals Retained by
                            the Subcommittees; Payment of Fees and Expenses of
                            Administrative Agent.......................................     29
       G.         Releases.............................................................     30
                  1.      General Releases by Holders of Claims or Interests...........     30
                  2.      General Releases by Debtors..................................     30
                  3.      General Releases by Lenders..................................     31
                  4.      General Release by Prepetition Noteholders and the 1995
                            Noteholders................................................     31
                  5.      Releases of the Debtors' Current and Former Directors,
                            Officers or Employees......................................     31
                          a. By the Debtors............................................     31
                          b. By the Lenders, the Prepetition Noteholders and the
                               1995 Noteholders with Respect to the Disputes Between
                               the Debtors and the Safety-Kleen Entities...............     32
                          c. By the Lenders, the Prepetition Noteholders
                               and the 1995 Noteholders with Respect to the
                               Subordinated Litigation Claims..........................     32
                  6.      Injunction Related to Releases...............................     32
                  7.      Implementation of Director and Officer Claim Treatment
                            Letter.....................................................     33
                  8.      Implementation of Safety-Kleen Settlement Agreement and
                            the Bondholder Settlement Agreement........................     33
                  9.      Implementation of the PBGC Agreement.........................     33
                  10.     Implementation of the Settlement with the Holders of the
                          1995 Noteholder Claims; Payment of the Legal Fees and
                          Expenses of Sunrise Partners LLC.............................     33
       H.         Continuation of Certain Employee and Retiree Benefits ...............     33
                  1.      Employee Benefits............................................     33
                  2.      Retiree Benefits.............................................     33
                  3.      Pension Plans................................................     33
       I.         Limitations on Amounts to Be Distributed to Holders of Allowed
                    Insured Claims.....................................................     34
       J.         Cancellation and Surrender of Instruments, Securities and Other
                    Documentation......................................................     34
       K.         New Tax Sharing Agreement............................................     34
       L.         Release of Liens.....................................................     34
       M.         Effectuating Documents; Further Transactions; Exemption from
                    Certain Transfer Taxes.............................................     35
       N.         Continuation of Debtor Guaranties and Debtor Programs................     35
                  1.      Debtor Guaranties............................................     35
                  2.      Debtor Programs..............................................     35
ARTICLE V         TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................     35
       A.         Executory Contracts and Unexpired Leases to Be Assumed or
                    Assumed and Assigned...............................................     35
                  1.      Assumption and Assignment Generally .........................     35
                  2.      Modifications and Amendments of Executory Contracts and
                            Unexpired Leases...........................................     36
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
                  3.        Assignments Related to the Restructuring Transactions......     36
                  4.        Approval of Assumptions and Assignments                         36
       B.         Payments Related to the Assumption of Executory Contracts and
                    Unexpired Leases...................................................     36
       C.         Executory Contracts and Unexpired Leases to Be Rejected..............     36
       D.         Bar Date for Rejection Damages.......................................     37
       E.         Reinstatement of Allowed Secondary Liability Claims Arising From
                    or Related to Executory Contracts or Unexpired Leases Assumed
                    by the Debtors.....................................................     37
       F.         Contracts and Leases Entered Into After the Petition Date; Assumed
                    Contracts and Leases...............................................     37
ARTICLE VI        PROVISIONS GOVERNING DISTRIBUTIONS ..................................     37
       A.         Distributions for Claims Allowed as of the Effective Date ...........     37
                  1.        Distributions to Be Made on the Effective Date ............     37
                  2.        Distributions on the Effective Date in Respect of Class 6
                              General Unsecured Claims.................................     38
       B.         Method of Distributions to Holders of Claims ........................     38
       C.         Compensation and Reimbursement for Services Related to
                    Distributions......................................................     38
       D.         Provisions Governing the Unsecured Claims Reserve....................     38
                  1.        Funding of the Unsecured Claims Reserve....................     38
                  2.        Property Held in Unsecured Claims Reserve..................     38
                            a. Dividends and Distributions.............................     38
                            b. Recourse................................................     39
                  3.        Reduction of Property Held in Unsecured Claims Reserve.....     39
       E.         Delivery of Distributions and Undeliverable or Unclaimed
                    Distributions......................................................     39
                  1.        Delivery of Distributions .................................     39
                  2.        Undeliverable Distributions Held by Disbursing Agents......     39
                            a. Holding and Investment of Undeliverable Distributions;
                                 Undelivered Cash and New Common Stock.................     39
                            b. After Distributions Become Deliverable..................     40
                            c. Failure to Claim Undeliverable Distributions ...........     40
       F.         Distribution Record Date.............................................     40
       G.         Means of Cash Payments...............................................     41
       H.         Timing and Calculation of Amounts to Be Distributed..................     41
                  1.        Allowed Claims in Classes Other Than Class 6...............     41
                  2.        Allowed Claims in Class 6..................................     41
                            a. Initial Distributions...................................     41
                            b. Additional Distributions on Account of Previously
                                 Allowed Claims........................................     41
                  3.        Distributions of New Common Stock..........................     42
                  4.        De Minimis Distributions...................................     42

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
                        5. Compliance with Tax Requirements............................     42
       I.               Setoffs........................................................     43
       J.               Surrender of Canceled Instruments or Securities................     43
                        1. Tender of Prepetition Notes and the 1995 Notes..............     43
                        2. Lost, Stolen, Mutilated or Destroyed Prepetition Notes and
                             1995 Notes................................................     44
                        3. Failure to Surrender Prepetition Notes......................     44
ARTICLE VII             PROCEDURES FOR RESOLVING DISPUTED CLAIMS.......................     44
       A.               Prosecution of Objections to Claims............................     44
                        1. Objections to Claims........................................     44
                        2. Authority to Prosecute Objections...........................     44
       B.               Treatment of Disputed Claims...................................     44
       C.               Disallowance of Claims of Parties Holding Property
                          Recoverable Pursuant to a Recovery Action....................     45
       D.               Distributions on Account of Disputed Claims Once Allowed ......     45
       E.               Tax Requirements for Income Generated by Unsecured Claims
                          Reserve .....................................................     45
ARTICLE VIII            SUBSTANTIVE CONSOLIDATION OF THE DEBTORS ......................     45
ARTICLE IX              CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF
                        THE PLAN ......................................................     45
       A.               Conditions to Confirmation ....................................     45
       B.               Conditions to the Effective Date ..............................     46
       C.               Waiver of Conditions to the Confirmation or Effective Date ....     47
       D.               Effect of Nonoccurrence of Conditions to the Effective Date         47
ARTICLE X               CRAMDOWN ......................................................     47
ARTICLE XI              DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS ...     48
       A.               Discharge of Claims and Termination of Interests ..............     48
       B.               Injunctions ...................................................     48
       C.               Termination of Subordination Rights and Settlement of Related
                          Claims and Controversies.....................................     49
ARTICLE XII             RETENTION OF JURISDICTION .....................................     49
ARTICLE XIII            MISCELLANEOUS PROVISIONS ......................................     50
       A.               Dissolution of the Creditors' Committee and the Subcommittees .     50
                        1. Dissolution of the Creditors' Committee ....................     50
                        2. Dissolution of the Subcommittees ...........................     50
       B.               Limitation of Liability .......................................     51
       C.               Treatment of Letters of Credit Not Issued Under the
                          Prepetition Credit Facility .................................     51
       D.               Modification of the Plan                                            51
       E.               Revocation of the Plan ........................................     51
       F.               Severability of Plan Provisions ...............................     52
       G.               Successors and Assigns ........................................     52
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
       H.    Service of Certain Plan Exhibits and Disclosure Statement Exhibits .......     52
       I.    Service of Documents .....................................................     52
             1.       The Debtors and Reorganized Debtors .............................     52
             2.       The Creditors' Committee ........................................     53
             3.       The DIP Lenders .................................................     53
             4.       The Lenders' Subcommittee .......................................     54
             5.       The Prepetition Noteholders' Subcommittee .......................     54
             6.       The United States Trustee .......................................     54

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                               TABLE OF EXHIBITS(1)

EXHIBIT I -- BONDHOLDER SETTLEMENT AGREEMENT

EXHIBIT II -- LAIDLAW USA, INC. AND ITS DEBTOR AFFILIATES

EXHIBIT III -- DEBTOR GUARANTIES

EXHIBIT IV -- DEBTOR PROGRAMS

EXHIBIT V -- TERMS OF THE EQUITY INCENTIVE PLAN

EXHIBIT VI-- TERMS AND CONDITIONS OF THE EXIT FINANCING FACILITY

EXHIBIT VII -- GUARANTY COVERAGE DISPUTE SETTLEMENT AGREEMENT

EXHIBIT VIII -- NAMED DEFENDANTS

EXHIBIT IX -- FORM OF TAX SHARING AGREEMENT

EXHIBIT X -- RESTRUCTURING TRANSACTIONS

EXHIBIT XI -- RIGHTS AGREEMENT

EXHIBIT XII -- SAFETY-KLEEN SETTLEMENT AGREEMENT

EXHIBIT XIII-- FORM OF CERTIFICATE OF INCORPORATION OF NEW LINC

EXHIBIT XIV -- FORM OF BYLAWS OF NEW LINC

EXHIBIT XV-- CERTIFICATES OF INCORPORATION OF THE SUBSIDIARY DEBTORS

EXHIBIT XVI -- BYLAWS OF THE SUBSIDIARY DEBTORS

EXHIBIT XVII-- OFFICERS AND MEMBERS OF THE BOARD OF DIRECTORS OF NEW LINC

EXHIBIT XVIII -- LIST OF EMPLOYMENT AGREEMENTS AND PLANS

EXHIBIT XIX-- EXISTING EMPLOYEE BENEFIT POLICIES, PLANS AND AGREEMENTS TO BE CONTINUED AFTER THE EFFECTIVE DATE

EXHIBIT XX-- ASSUMED OR ASSUMED AND ASSIGNED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

EXHIBIT XXI -- REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

------------------
(1) Except as otherwise indicated, all Exhibits are or will be available for review during regular business hours at the Document Reviewing Centers. The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed. The Debtors will File all modified, amended, supplemented or restated Exhibits as promptly as possible and will make such Exhibits available for review at the Document Reviewing Centers. All Exhibits and any modifications thereto must be satisfactory in form and substance to the Subcommittees.

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

                                  INTRODUCTION

                  Laidlaw USA, Inc. ("Laidlaw USA") and the other above-captioned debtors and debtors in possession (as more fully defined below, collectively, the "Debtors") propose the following joint plan of reorganization (as more fully defined below, the "Plan") for the resolution of all outstanding claims against, and equity interests in, the Debtors. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C.
Section 1129. Reference is made to the Debtors' Disclosure Statement (as defined below), filed contemporaneously with the Plan, for a discussion of the Debtors' history, businesses, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, all of which have been or will be filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review. This Plan constitutes an agreement among the Creditors' Committee, the Subcommittees (as such terms are defined below) and the Debtors regarding the settlement of certain issues among the Debtors and the Debtors' creditors.

                                    ARTICLE I

                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

A.       DEFINED TERMS

                  As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

         1. "1991 INDENTURE" means the Indenture, dated as of April 16, 1991, as supplemented and amended by the First Supplemental Indenture, dated as of October 15, 1992, the Second Supplemental Indenture, dated as of September 27, 1996, and the Third Supplemental Indenture, dated as of October 20, 2000, between LINC and Montreal Trust.

         2. "1992 INDENTURE" means the Indenture, dated as of July 22, 1992, as supplemented and amended by the First Supplemental Indenture, dated as of July 17, 1996, and the Second Supplemental Indenture, dated as of November 2, 2000, between LINC and U.S. Bank.

         3. "1995 INDENTURE" means the Indenture, dated as of November 28, 1995, as supplemented and amended by the First Supplemental Indenture, dated as of November 2, 2000, among Laidlaw One, LINC, as guarantor, and U.S. Bank.

         4. "1995 NOTEHOLDER CLAIMS" means all Claims arising under the 1995 Indenture or the 1995 Notes, other than Subordinated 1995 Noteholder Claims.

         5. "1995 NOTEHOLDERS" means the holders of the 1995 Notes and, solely for purposes of the releases given in Section IV.G. and the limitations of liabilities set forth in Section XIII.B, each of their respective predecessors, successors and assigns.

         6. "1995 NOTES" means the unsecured notes issued and outstanding under the 1995 Indenture.

         7. "1996 CREDIT AGREEMENT" means that certain credit agreement, dated as of February 28, 1996, among LINC and LTI, as borrowers, the managing agents, the administrative agent, the lenders, the issuing banks, the documentary credit lenders and the program manager party thereto, as amended from time to time prior to February 24, 1999, as amended and restated by the Prepetition Credit Facility.

         8. "1997 INDENTURE" means the Indenture, dated as of September 11, 1997, as supplemented and amended by the First Supplemental Indenture, dated as of November 2, 2000, between LINC and U.S. Bank.

         9.       "ADJUSTED AMOUNT" means: (a) in the case of all Allowed
Class 4 Claims, the aggregate amount of such Allowed Claims (including the amount of such Claims resulting from any draws on Letters of Credit prior to the Effective Date) minus $88,000,000.00, and in the case of each Allowed Class 4 Claim, the amount of such Allowed Claim (including the amount, if any, resulting from any draws on Letters of Credit prior to the Effective Date) minus the portion of $88,000,000.00 allocable to such Claim; (b) in the case of all Allowed Class 5A Claims, the aggregate amount of such Allowed Claims minus $22,000,000.00, and in the case of each Allowed Class 5A Claim, the amount of such Allowed Claim minus the portion of $22,000,000.00 allocable to such Claim; and (c) in the case of all Allowed Class 5B Claims, $93,362,960.00.

         10. "ADMINISTRATIVE AGENT" means CIBC in such capacity under the Prepetition Credit Facility.

         11. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including Claims under the DIP Facility; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a), 331 or 1103 of the Bankruptcy Code, including Fee Claims; (c) Claims payable pursuant to Section III.E.2; (d) Claims payable pursuant to Section IV.F.5; (e) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930; (f) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code; (g) all Intercompany Claims accorded priority pursuant to section 364(c)(1) of the Bankruptcy Code or the Cash Management Order, but only to the extent provided and subject to the limitations in the Cash Management Order; and
(h) Claims of Banc One Corp., CIBC and Royal Bank of Canada for fees incurred by the Debtors in connection with the administration of the Debtors' existing cash management system accorded superpriority status pari passu with the DIP Lenders as provided in the Cash Management Order.

         12. "ADMINISTRATIVE TRADE CLAIM" means an Administrative Claim arising from, or with respect to, the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor's business and consistent with the Debtor's historical business practices, including Administrative Claims of employees for ordinary course wages, expense reimbursements and health and welfare benefits.

         13. "AFFILIATE" means an "affiliate" (as defined in section 101(2) of the Bankruptcy Code) of any Laidlaw Company, but excluding for all purposes each Safety-Kleen Entity.

         14.      "ALLOWED CLAIM" means a Claim:

                  a. that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent or unliquidated and
         (ii) is not otherwise a Disputed Claim;

                  b. (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

                  c. that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Reorganized Debtor and Claim holder on or after the Effective Date; (ii) in any Stipulation of Amount and Nature of Claim executed by the applicable Debtor and Claim holder prior to the Effective Date that is approved by the Bankruptcy Court pursuant to a Final Order; (iii) in any contract, instrument or other agreement entered into in connection with the Plan and, if entered into prior to the Effective Date, approved by the Bankruptcy Court pursuant to a Final Order; (v) in a Final Order; or (iv) pursuant to the terms of the Plan.

         15. "ALLOWED . . . CLAIM" means an Allowed Claim in the particular Class or category specified. Unless otherwise specified, any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

         16. "BALLOT" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim under the Plan.

         17. "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

         18. "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Reorganization Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such United States District Court.

         19. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

         20. "BAR DATE" means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

         21. "BAR DATE ORDER" means any order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claim in the Reorganization Cases, as the same may be amended, modified or supplemented, including the Bankruptcy Court Order Establishing Bar Dates for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, dated August 7, 2001.

         22. "BONDHOLDER CLASS MEMBERS" means the members of the class described and preliminarily certified in the securities class action in the United States District Court for the District of South Carolina captioned In re Laidlaw Bondholders Securities Litigation (Civil Action No. 3:00-CV-2518-17).

         23. "BONDHOLDER SETTLEMENT AGREEMENT" means the Settlement Agreement dated as of July 24, 2002 resolving the action in the United States District Court for the District of South Carolina captioned In re Laidlaw Bondholders Securities Litigation (Civil Action No. 3:00-CV-2518-17) and certain related matters that is attached hereto as Exhibit I, as approved by the Bankruptcy Court and the Canadian Court by Final Order.

         24. "BRIDGE FACILITY" means the expired Revolving Credit and Guaranty Agreement, dated October 31, 2000, among CIBC, as agent, a syndicate of financial institutions arranged by CIBC and certain other financial institutions, as lenders, certain subsidiaries of LINC, as borrowers, and certain direct and indirect subsidiaries of LINC (other than Laidlaw One), as guarantors, that established a revolving line of credit in an amount up to $100,000,000.00, including a letter of credit sub-facility in an amount up to $50,000,000.00.

         25. "BRIDGE LENDERS" means, collectively, CIBC, in its capacity as lender and agent and the other lenders under the Bridge Facility and, solely for purposes of the releases given and received in Section IV.G, the definition of Reserved Claims and the limitations of liability set forth in Section XIII.B, each of their respective predecessors, successors and assigns.

         26. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)) in the United States of America or the State of New York.

         27. "CANADIAN COURT" means the Ontario Superior Court of Justice having jurisdiction over the Canadian Debtors under the CCAA.

         28. "CANADIAN DEBTORS" means LINC and Laidlaw Investments, as such entities are or may be subject to proceedings under the CCAA before the Canadian Court (Court File No. 01-CL-4178).

         29. "CASH" means cash and cash equivalents, including currency, bank deposits, checks, wire transfers of immediately available funds and other similar items.

         30. "CASH INVESTMENT YIELD" means the net yield earned by the applicable Disbursing Agent from the investment of Cash held pending distribution pursuant to the Plan (including any dividends and other distributions on account of New Common Stock), which investment will be in a manner consistent with the Reorganized Debtors' investment and deposit guidelines.

         31. "CASH MANAGEMENT ORDER" means the Order Approving Cash Management Systems, Certain Intercompany Transactions with and Transfers to Nondebtor Affiliates, Use of Existing Bank Accounts and Business Forms and Current Investment and Deposit Guidelines, as entered by the Bankruptcy Court on or about August 7, 2001.

         32. "CCAA" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended, of Canada.

         33. "CCAA CASES" means the CCAA proceedings commenced by the Canadian Debtors in the Canadian Court.

         34. "CCAA ORDER" means one or more orders of the Canadian Court in the CCAA Cases, in form and substance satisfactory to the Subcommittees, under the Canada Business Corporation Act or the CCAA effecting certain elements of the Restructuring Transactions and of this Plan.

         35. "CIBC" means Canadian Imperial Bank of Commerce, CIBC, Inc. or any other of their respective affiliates (as defined in section 101(2) of the Bankruptcy Code), in any capacity, including as a lender (as such term is defined under the Prepetition Credit Facility), as an issuing bank, as managing agent, as a program manager, as a swing line lender, as administrative agent or as a documentary credit lender under the Prepetition Credit Facility and the Original Credit Agreement, as a Swap Counterparty, as an issuer of letters of credit or as a holder of a Claim in Class 6.

         36. "CLAIM" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

         37. "CLAIMANT" means, for purposes of Section VI.H.5, the holders of Claims in Class 4 and Class 5A, as applicable.

         38. "CLAIMS OBJECTION BAR DATE" means, for all Claims, other than those Claims allowed in accordance with Section I.A.14, the latest of: (a) 120 days after the Effective Date; (b) 90 days after the Filing of a proof of Claim for such Claim; and (c) the last day of such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claim.

         39.      "CLASS" means a class of Claims or Interests, as described in
Article II.

         40. "CLASS 6 ESTIMATION ORDER" means the order of the Bankruptcy Court, contemplated to be part of the Confirmation Order, estimating the aggregate Allowed Amount of the Claims in Class 6.

         41. "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

         42. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         43. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

         44. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         45. "CREDITORS' COMMITTEE" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

         46. "CROSS-BORDER PROTOCOL" means the Cross-Border Insolvency Protocol, in respect of the Insolvency Proceedings, approved by the Canadian Court on August 10, 2001 and by the Bankruptcy Court on August 20, 2001, as it may be amended with the consent of the Subcommittees and approved by the Bankruptcy Court and the Canadian Court.

         47. "CURE AMOUNT CLAIM" means a Claim based upon a Debtor's defaults under an Executory Contract or Unexpired Lease, to the extent such defaults remain uncured at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

         48.      "DEBTORS" means the entities identified on Exhibit II.

         49. "DEBTOR GUARANTIES" means the arrangements listed on Exhibit III pursuant to which LINC or LTI issued guaranties with respect to obligations of certain Laidlaw Companies.

         50. "DEBTOR PROGRAMS" means the arrangements listed on Exhibit IV pursuant to which LINC or LTI provide various benefits and services to certain of the Laidlaw Companies.

         51. "DEBTOR REPRESENTATIVE" means the person designated by the Debtors to serve on the Director Selection Committee.

         52. "DERIVATIVE CLAIM" means a claim or cause of action that is property of any of the Debtors' Estates pursuant to section 541 of the Bankruptcy Code.

         53. "DIP FACILITY" means, collectively: (a) the Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, dated as of June 28, 2001, as it may be subsequently amended and modified, among the Debtors (as borrowers or guarantors), the entities identified therein as "Lenders" and their respective successors and assigns and GECC; (b) all amendments thereto and extensions thereof; and (c) all security agreements, orders and instruments related to the documents identified in clauses (a) and (b) above.

         54. "DIP LENDERS" means, collectively: (a) those entities identified as "Lenders" in the DIP Facility, together with their respective successors and assigns; and (b) GECC.

         55. "DIRECTOR AND OFFICER CLAIM TREATMENT LETTER" means the letter agreement dated June 27, 2001, certain payments under which were approved by the Bankruptcy Court Order Authorizing: (A) The Amendment of a Trust Agreement and Certain Payments Under Director and Officer Claim Treatment Letter Pursuant to
Section 363 of the Bankruptcy Code; and (B) Payment of Subcommittees' Expenses Pursuant to Sections 363 and 105 of the Bankruptcy Code, dated September 28, 2001.

         56. "DIRECTOR SELECTION COMMITTEE" means the subcommittee consisting of the Prepetition Noteholder Representatives, the Lender Representatives and the Debtor Representative, that will recommend the initial board of directors of New LINC and each of the Reorganized Debtors, in accordance with Section IV.C.2.

         57. "DISBURSING AGENT" means LINC or New LINC, each in its capacity as a disbursing agent pursuant to Section VI.B, or any Third Party Disbursing Agent.

         58. "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

         59.      "DISPUTED CLAIM" means:

                  a. if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, Reorganized Debtor or, prior to the Effective Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or

                  b. if a proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the applicable Debtor, Reorganized Debtor or, prior to the Effective Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (v) a Tort Claim.

         60. "DISPUTED INSURED CLAIM" means an Insured Claim that is also a Disputed Claim.

         61.      "DISSOLUTION DATE" means the later of (a) the Effective Date,
(b) the date on which all Disputed Claims with Face Amounts in excess of $10,000,000.00 have been settled or otherwise resolved pursuant to a Final Order or Final Orders and (c) the date on which the New Common Stock is listed on a National Securities Exchange.

         62. "DISTRIBUTABLE NEW COMMON STOCK" means all of the shares of New Common Stock to be issued and outstanding as of the Effective Date, other than shares to be issued or reserved for issuance under the Equity Incentive Plan.

         63. "DISTRIBUTION RECORD DATE" means the date that is 10 days following the Confirmation Date.

         64. "DOCUMENT REVIEWING CENTERS" means, collectively: (a) the offices of Jones Day located at 77 West Wacker, Suite 3500, Chicago, Illinois 60601; (b) the offices of Jones Day located at 222 East 41st Street, New York, New York 10017; (c) the offices of Goodmans LLP located at 250 Yonge Street, Suite 2400, Toronto, Ontario, Canada M5B 2M6; and (d) any other locations designated by the Debtors at which any party in interest may review all of the exhibits and schedules to the Plan and the Disclosure Statement.

         65. "DOCUMENTARY CREDIT LENDER" means such term as used in the Prepetition Credit Facility.

         66. "EFFECTIVE DATE" means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date set forth in Section IX.B have been met or waived pursuant to Section IX.C.

         67. "EQUITY INCENTIVE PLAN" means the equity incentive plan adopted as of the Effective Date, on substantially the terms described in
Exhibit V, for the benefit of employees and directors of New LINC and its direct and indirect subsidiaries, other than the Safety-Kleen Entities.

         68. "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1001-1461, as amended.

         69. "ESTATE" means, as to each Debtor, the estate created with respect to that Debtor in its Reorganization Case pursuant to the Bankruptcy Code, including any recoveries under chapter 5 of the Bankruptcy Code.

         70. "EXCESS CASH" means $200,000,000.00 (which amount includes the proceeds paid to the Debtors pursuant to the Bondholder Settlement Agreement, excludes the Guaranty Coverage Dispute Settlement Distribution and is subject to adjustment by agreement of the Subcommittees and LINC prior to the Effective
Date).

         71. "EXCESS CASH REDUCTION" means the dollar-for-dollar reduction of the aggregate principal amount of the term loan portion of the Exit Financing Facility and/or the New LINC Notes, at the Debtors' discretion, in an amount equal to the aggregate amount of Excess Cash distributed to holders of Allowed Claims in Classes 4, 5A and 6 pursuant to Section III.C, subject to an aggregate cap of $75,000,000.00.

         72. "EXCHANGE ACT" means the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a-78jj, as now in effect or hereafter amended.

         73. "EXECUTORY CONTRACT" or "UNEXPIRED LEASE" means a contract or lease to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

         74. "EXIT FINANCING FACILITY" means the credit facility consisting of: (a) a senior secured revolving credit facility in the amount of not less than $350,000,000.00, including a $150,000,000.00 letter of credit sub-facility; and (b) a senior secured seven year term loan facility in the anticipated principal amount of up to $650,000,000.00 (but not less than $575,000,000.00, after giving effect to the Excess Cash Reduction) that will be entered into by the Debtors, the Exit Financing Facility Agent Bank and the other lenders party thereto on the Effective Date, on substantially the terms and conditions described on Exhibit VI.

         75. "EXIT FINANCING FACILITY AGENT BANK" means the agent bank under the Exit Financing Facility.

         76. "EXIT PROCEEDS" means the sum of the proceeds of the term loan portion of the Exit Financing Facility and the principal amount of the New LINC Notes, after reducing such sum by the Excess Cash Reduction. In no event shall the Exit Proceeds be less than $875,000,000.00.

         77. "FACE AMOUNT" means either: (a) the full stated amount claimed by the holder of a Claim in any proof of Claim Filed by the Bar Date, or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; (b) if no proof of Claim is Filed by the Bar Date or otherwise deemed timely filed under applicable law, the full amount of a Claim listed on the Debtors' Schedules, provided, however, that such amount is not listed as disputed, contingent or unliquidated; or (c) the applicable deductible under the relevant insurance policy, minus any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of a Claim (including defense costs), if such amount is less than the amount specified in clause (a) or (b) above with respect to such Claim or the applicable proof of Claim specifies an unliquidated amount; provided, however, that the Face Amount of a Claim shall in all events be any amount of such Claim, as determined by a Final Order or a Stipulation of Amount and Nature of Claim allowing or estimating such Claim, that is less than the amount determined under clause (a), clause (b) or clause (c) above.

         78. "FEE CLAIM" means a Claim under section 330(a), 331 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases, other than:
(a) a Claim for the reasonable fees and expenses incurred by or owed to an Indenture Trustee as provided in Section III.E.2; (b) a Claim for payment of reasonable fees and expenses of professionals retained by the Subcommittees as provided in Section IV.F.5; (c) a Claim for payment of all outstanding fees and expenses incurred by or owed to the Administrative Agent prior to the Petition Date and through the Effective Date as provided in Section IV.F.5; or (d) a Claim not subject to review pursuant to the terms of the Cross-Border Protocol.

         79. "FEE ORDER" means the Administrative Order, pursuant to sections 105(a) and 331 of the Bankruptcy Code, Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, as entered by the Bankruptcy Court on or about July 16, 2001.

         80. "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

         81. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

         82. "GECC" means General Electric Capital Corporation, as a "lender" and as agent under the DIP Facility.

         83. "GENERAL UNSECURED CLAIM" means Unsecured Claims against any Debtor that are not otherwise classified in Classes 1, 3, 4, 5A, 5B, 7, 8, 9A or 9B, including the Safety-Kleen Settlement Claim, Unsecured Claims of CIBC, individually, for Claims related to or arising under certain interest rate, currency or other hedging agreements with the Debtors or certain letters of credit issued to or on behalf of the Debtors and drawn prior to the Effective Date, to the extent such Claims do not arise under the Prepetition Credit Facility, any other interest rate swap breakage Claims, the Westinghouse Note Claim, Rejection Damage Claims and any undersecured portion of Secured Claims.

         84.      "GOVERNMENTAL UNIT" means any of the entities listed in
section 101(27) of the Bankruptcy Code.

         85. "GOVERNMENTAL UNIT CLAIM" means any Claim of a Governmental Unit against any Debtor.

         86. "GOVERNMENTAL UNIT ESTIMATION ORDER" means the order of the Bankruptcy Court, contemplated to be part of the Confirmation Order, estimating the aggregate Allowed Amount of Governmental Unit Claims.

         87. "GREYHOUND" means Greyhound Lines, Inc., a Delaware corporation and a non-Debtor, wholly-owned indirect subsidiary of LINC.

         88. "GROSS-UP" means the amount by which a payment made by LINC or New LINC pursuant to the Plan to or on behalf of a Claimant has been increased pursuant to Section VI.H.5.d.

         89. "GUARANTY COVERAGE DISPUTE" means all of the Claims and actual and potential causes of action between and among the Debtors, CIBC, the Lenders, the Prior Lenders, the Program Manager, the Prepetition Noteholders and the Indenture Trustees arising with respect to their dispute as to the delivery, validity, enforceability and effect of the LTI Guaranty.

         90. "GUARANTY COVERAGE DISPUTE SETTLEMENT" means the settlement of the Guaranty Coverage Dispute set forth in Section IV.F and described in the Guaranty Coverage Dispute Settlement Agreement.

         91. "GUARANTY COVERAGE DISPUTE SETTLEMENT AGREEMENT" means the agreement, dated as of June 27, 2001, as amended, describing the Guaranty Coverage Dispute Settlement, as amended, a copy of which agreement and any amendments thereto are attached hereto collectively as Exhibit VII.

         92. "GUARANTY COVERAGE DISPUTE SETTLEMENT DISTRIBUTION" means the $110,000,000.00 in Cash to be distributed to the holders of Claims in Classes 4 and 5A on the Effective Date in connection with the Guaranty Coverage Dispute Settlement.

         93. "INDENTURE TRUSTEES" means, collectively, Montreal Trust and U.S. Bank.

         94. "INSOLVENCY PROCEEDINGS" means, collectively, the Reorganization Cases and the CCAA Cases.

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

         95. "INSURED CLAIM" means any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy, other than a workers' compensation insurance policy or a directors' and officers' insurance policy, applicable to the Debtors or their businesses.

         96. "INTERCOMPANY CLAIM" means any Claim by a Laidlaw Company against a Debtor.

         97. "INTERESTS" means, collectively, the rights of a holder of Old Common Stock of any Debtor, the rights of a holder of Old Preferred Stock of any Debtor and the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; and (c) stock options and warrants.

         98. "IRS" means the Internal Revenue Service of the United States of America.

         99. "LAIDLAW COMPANIES" means the Debtors and their non-Debtor Affiliates.

         100. "LAIDLAW INVESTMENTS" means Laidlaw Investments Ltd., an Ontario corporation, one of the Debtors and a wholly-owned subsidiary of LINC.

         101. "LAIDLAW ONE" means Laidlaw One, Inc., a Delaware corporation, one of the Debtors and a wholly-owned indirect subsidiary of LINC.

         102. "LAIDLAW OPERATING COMPANIES" means the wholly-owned direct and indirect operating subsidiaries and Affiliates of LINC, none of which has commenced a chapter 11 case or other insolvency proceeding.

         103. "LAIDLAW SUBSIDIARY DEBTORS" means, individually or collectively, a Debtor or Debtors other than LINC.

         104. "LAIDLAW TRANSIT" means Laidlaw Transit Ltd., a Canadian corporation and a non-Debtor intermediate holding company for the Laidlaw Operating Companies.

         105. "LAIDLAW TRANSIT SERVICES" means Laidlaw Transit Services, Inc., a Delaware corporation and a non-Debtor, wholly-owned indirect subsidiary of LINC.

         106. "LENDERS" means the lenders and the issuing banks that issued the Letters of Credit and the Documentary Credit Lenders under the Prepetition Credit Facility, together with, but solely for purposes of the releases given and received in Section IV.G, the definition of Reserved Claims and the limitations of liability set forth in Section XIII.B, each of their respective predecessors, successors and assigns.

         107. "LENDER REPRESENTATIVES" means the persons or entities designated by the Lenders to serve on the Director Selection Committee.

         108. "LENDERS' SUBCOMMITTEE" means those Lenders who are members of the Creditors' Committee.

         109. "LETTERS OF CREDIT" means letters of credit issued under the Prepetition Credit Facility.

         110.     "LIBOR" means London Interbank Offered Rate.

         111. "LIFC" means Laidlaw International Finance Corporation, an Irish corporation, one of the Debtors and a wholly-owned indirect subsidiary of LINC.

         112. "LINC" means Laidlaw Inc., a Canadian corporation, one of the Debtors and the direct or indirect parent of each of the Laidlaw Companies.

         113. "LINC OLD COMMON STOCK INTERESTS" means the common stock, membership interests or partnership interests of or in LINC, including options, warrants or rights to acquire any such interests, outstanding as of the Petition Date.

         114. "LINC OLD STOCK" means, collectively, LINC Old Common Stock Interests and Old Preferred Stock of LINC.

         115. "LTI" means Laidlaw Transportation, Inc., a Delaware corporation, one of the Debtors and a wholly-owned indirect subsidiary of LINC.

         116. "LTI GUARANTY" means the arrangements pursuant to which LTI guaranteed LINC's obligations, and is a co-borrower with LINC, with respect to the Prepetition Credit Facility and the Original Credit Agreement.

         117. "MONTREAL TRUST" means Montreal Trust Company of Canada, as Indenture Trustee under the 1991 Indenture.

         118. "NAMED DEFENDANTS" means the parties listed on Exhibit VIII, in the specific capacities identified thereon.

         119. "NATIONAL SECURITIES EXCHANGE" means any exchange registered pursuant to section 6(a) of the Exchange Act, including the New York Stock Exchange, or the NASDAQ National Market or such other principal national automated quotation system.

         120. "NEW COMMON STOCK" means the shares of common stock, par value $0.01 per share, of New LINC, authorized pursuant to the certificate of incorporation of New LINC, which term shall include the Share Purchase Rights, which are attached to, and trade with, such shares of common stock.

         121. "NEW LINC" means the Delaware corporation that will be the ultimate parent holding company of the Reorganized Debtors, other than New LINC, and their direct and indirect subsidiaries after consummation of the Restructuring Transactions.

         122. "NEW LINC NOTES" means the senior notes or senior subordinated notes of New LINC issued pursuant to terms and conditions reasonably acceptable to the Debtors and the Subcommittees and in an aggregate principal amount of up to $300,000,000.00, but not less than $225,000,000.00 after giving effect to the Excess Cash Reduction, with a maturity, annual interest rate and other provisions based on market terms. The New LINC Notes will be issued pursuant to a trust indenture with an indenture trustee to be selected by New LINC.

         123. "NEW TAX SHARING AGREEMENT" means the tax sharing agreement among the Reorganized Debtors and certain of the other Laidlaw Companies, substantially in the form of Exhibit IX.

         124. "NON-INDEMNIFIED TAX" means a Tax that would not be imposed in respect of a distribution under the Plan but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such distribution or a person related under the relevant applicable law to such recipient (including a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction or being or having been organized, present or engaged in a trade or business in such jurisdiction or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a distribution under, or enforced by, the Plan).

         125. "OLD COMMON STOCK OF . . ." means, when used with reference to a particular Debtor or Debtors, the common stock, membership interests or partnership interests issued by such Debtor or Debtors, including options, warrants or rights to acquire any such interests, outstanding as of the Petition Date.

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

         126. "OLD PREFERRED STOCK OF . . ." means, when used with reference to a particular Debtor or Debtors, the preferred shares, without par value, of such Debtor or Debtors, including options, warrants or rights to acquire any such shares, outstanding as of the Petition Date.

         127. "ORDINARY COURSE PROFESSIONALS ORDER" means the Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Certain Professionals in the Ordinary Course of their Businesses, as entered by the Bankruptcy Court on or about July 16, 2001.

         128. "ORIGINAL CREDIT AGREEMENT" means, collectively, the 1996 Credit Agreement and those certain prior bilateral credit arrangements entered into with LINC, LTI or certain of their Affiliates and refinanced by the 1996 Credit Agreement.

         129. "OTHER INTERESTS" means all Interests in the Debtors other than LINC.

         130. "PBGC" means the Pension Benefit Guaranty Corporation, a United States Government agency that administers the mandatory termination insurance program for defined benefit pension plans under ERISA.

         131. "PBGC AGREEMENT" means the settlement agreement between the Debtors and the PBGC pursuant to terms and conditions reasonably acceptable to the Subcommittees relating to the Claims asserted by the PBGC against the Estates regarding the funding levels of the Pension Plans.

         132. "PENALTY CLAIMS" means Secured or Unsecured Claims against the Debtors for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim.

         133. "PENSION PLANS" means the following tax-qualified, defined benefit pension plans sponsored by the Laidlaw Companies and covered by Title IV of ERISA: (a) Greyhound Lines, Inc. Salaried Employees Defined Benefit Plan; (b) Greyhound Lines Inc. Amalgamated Transit Union Local 1700 Retirement & Disability Plan; (c) Texas New Mexico and Oklahoma Coaches, Inc. Employees Retirement Plan; (d) Vermont Transit Co., Inc. Employees Pension Plan; (e) Carolina Coach Company Pension Plan; (f) Carolina Coach Company International Association of Machinists Pension Plan; and (g) Carolina Coach Company Amalgamated Transit Union Pension Plan, which, after due inquiry, the Laidlaw Companies believe are the only tax-qualified defined benefit pension plans sponsored by the Laidlaw Companies that are covered by Title IV of ERISA.

         134.     "PETITION DATE" means June 28, 2001.

         135. "PIK DEBENTURE" means the $350,000,000.00 pay-in-kind convertible debenture issued by Rollins in connection with the purchase of certain indirect subsidiaries of LTI.

         136. "PLAN" means this joint plan of reorganization for the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented in accordance with their terms or the terms hereof.

         137. "POSTPETITION FINANCING CLAIMS" means Claims held by the DIP Lenders on account of the Debtors' obligations under the DIP Facility.

         138. "PREPETITION CREDIT FACILITY" means that certain amended and restated credit agreement, dated as of February 24, 1999, as amended, modified and supplemented from time to time, among LINC and LTI, as borrowers, the Lenders, the Program Manager and the Administrative Agent.

         139. "PREPETITION INDENTURES" means, collectively, the 1991 Indenture, the 1992 Indenture and the 1997 Indenture.

         140. "PREPETITION NOTEHOLDER CLAIMS" means all Claims arising under any of the Prepetition Indentures or Prepetition Notes issued under such indentures, other than Subordinated Prepetition Noteholder Claims.

         141. "PREPETITION NOTEHOLDER REPRESENTATIVES" means the persons or entities designated by the Prepetition Noteholders to serve on the Director Selection Committee.

         142. "PREPETITION NOTEHOLDERS" means the holders of the Prepetition Notes and, solely for purposes of the releases given and received in Section IV.G and the limitations of liabilities set forth in Section XIII.B, each of their respective predecessors, successors and assigns.

         143. "PREPETITION NOTEHOLDERS' SUBCOMMITTEE" means those Prepetition Noteholders who are members of the Creditors' Committee.

         144. "PREPETITION NOTES" means the respective series of unsecured notes issued under the Prepetition Indentures.

         145. "PRIOR LENDERS" means, collectively, each of the lenders, the managing agents, the documentary credit lenders, the administrative agent, the issuing banks that issued Letters of Credit and the program manager party to the 1996 Credit Agreement and each of the lenders, issuing banks and documentary credit lenders party to the bilateral credit arrangements entered into with LINC, LTI or certain of their affiliates (as defined in section 101(2) of the Bankruptcy Code) and refinanced by the 1996 Credit Agreement and, solely for purposes of the releases given and received in Section IV.G, the definition of Reserved Claims and the limitations of liabilities set forth in Section XIII.B, each of their respective predecessors, successors and assigns.

         146. "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

         147. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         148. "PRIORITY TAX INTEREST RATE" means the federal mid-term rate specified under section 1274(d) of the Internal Revenue Code of 1986, as amended, available at the time of the Confirmation Hearing.

         149. "PROFESSIONAL" means any professional employed in the Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code.

         150. "PROGRAM MANAGER" means CIBC, Inc. and any successor thereto appointed pursuant to section 6.08 of the Prepetition Credit Facility.

         151.     "PRO RATA" means:

                  a. when used with reference to a distribution of New Common Stock to holders of Allowed Claims in a single Class pursuant to
         Article III, proportionately so that with respect to a particular Allowed Claim in such Class, the ratio of (i)(A) the amount of New Common Stock distributed on account of such Claim to (B) the amount of such Claim, is the same as the ratio of (ii)(A) the amount of New Common Stock distributed on account of all Allowed Claims in such Class to (B) the amount of all Allowed Claims in such Class;

                  b. when used with reference to distributions of Cash to holders of Allowed Claims in a single Class pursuant to Article III, proportionately so that with respect to a particular Allowed Claim in such Class, the ratio of (i)(A) the amount of Cash distributed on account of such Claim to (B) the amount of such Claim, is the same as the ratio of (ii)(A) the amount of Cash distributed on account of all Allowed Claims in such Class to (B) the amount of all Allowed Claims in such Class; and

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

                  c. when used with reference to a distribution to holders of Allowed Claims in multiple Classes pursuant to Article III, proportionately so that with respect to a particular Allowed Claim in such multiple Classes, the ratio of (i)(A) the amount distributed on account of such Claim to (B) the Adjusted Amount of such Claim if such Claim is in Class 4 or 5A or the estimated amount of such Claim if such Claim is in Class 6, is the same as the ratio of (ii)(A) the amount distributed on account of all Allowed Claims to the holders of Allowed Claims in such Classes, to (B) the sum of the Adjusted Amount of all Allowed Claims in Classes 4 and 5A and the estimated aggregate amount of Allowed Claims in Class 6 as determined by the Bankruptcy Court in the Class 6 Estimation Order.

         152. "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         153. "REAL PROPERTY EXECUTORY CONTRACT AND UNEXPIRED LEASES" means, collectively, all Executory Contracts and Unexpired Leases relating to a Debtor's interest in real property and any Executory Contracts and Unexpired Leases granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

         154. "RECOVERY ACTIONS" means all claims or causes of action held by the Debtors or their Estates (to the extent not released under the Plan or pursuant to transactions contemplated by the Plan), including, collectively and individually: (a) preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and other applicable bankruptcy or nonbankruptcy law; (b) claims or causes of action arising out of illegal dividend or similar theories of liability; (c) claims or causes of action based on piercing the corporate veil, alter ego liability or similar legal or equitable theories of recovery arising out of the ownership or operation of the Debtors; (d) claims or causes of action based on unjust enrichment; (e) claims or causes of action for breach of fiduciary duty, mismanagement, malfeasance or fraud; and (f) claims or causes of action relating to the provision of director and officer liability insurance or indemnification.

         155. "REINSTATED" or "REINSTATEMENT" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Allowed Interest will be Reinstated, such Claim or Interest will be Reinstated, at New LINC's or the applicable Reorganized Debtor's sole discretion, in accordance with one of the following:

                  a. the legal, equitable and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or

                  b. notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

                           i. any such default that occurred before or after the commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

                           ii. the maturity of such Claim or Interest as such maturity existed before such default will be reinstated;

                           iii. the holder of such Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or applicable law; and

                           iv. the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

         156. "REJECTION DAMAGE CLAIM" means a Claim arising from or in connection with the rejection of an Executory Contract or Unexpired Lease, pursuant to section 365 of the Bankruptcy Code.

         157. "REORGANIZATION CASE" means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court; and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

         158. "REORGANIZED . . ." means, when used in reference to a particular Debtor, such Debtor on and after the Effective Date.

         159. "REQUISITE LENDERS" means the Administrative Agent with respect to all Letters of Credit, and with respect to each Letter of Credit, the Lender that is the issuer of such Letter of Credit.

         160. "RESERVED CASH" means the aggregate principal amount of Cash to be placed in the Unsecured Claims Reserve for distribution to holders of Allowed Claims in Class 6, including any Cash dividends paid or payable on the Reserved Shares.

         161. "RESERVED CLAIMS" means all claims the Prepetition Noteholders or the Bondholder Class Members may have against any third party other than: (a) the Debtors and their direct and indirect subsidiaries; (b) CIBC, the Program Manager, the Lenders, the Bridge Lenders, the Prior Lenders and their respective assignees, successors, affiliates (as defined in section 101(2) of the Bankruptcy Code), officers, directors, agents and advisors, in each case in connection with extensions of credit and credit accommodations under the Prepetition Credit Facility, the Original Credit Agreement and the Bridge Facility only, to the Debtors and their direct and indirect subsidiaries only; and (c) the Swap Counterparty, provided, however, that in all events claims against the Named Defendants shall constitute "Reserved Claims."

         162. "RESERVED SHARES" means shares of New Common Stock to be placed in the Unsecured Claims Reserve for distribution to holders of Allowed Claims in Class 6.

         163. "RESTRUCTURING TRANSACTIONS" means, collectively, such transfers, mergers, consolidations, restructurings, dispositions, liquidations, dissolutions or other similar transactions as the Debtors, New LINC or the Reorganized Debtors, with the consent of the Subcommittees, may determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to modify the overall corporate structure of New LINC and the Reorganized Debtors, including the transactions described on Exhibit X and contemplated to occur on or before the Effective Date.

         164. "RIGHTS AGREEMENT" means the agreement, substantially in the form of Exhibit XI, pursuant to which each share of New Common Stock issued will be accompanied by one Share Purchase Right under the terms and conditions described therein.

         165. "ROLLINS" means Rollins Environmental Services, Inc., a predecessor of Safety-Kleen.

         166. "ROLLINS COMMON STOCK" means the common stock, membership interests or partnership interests of or in Rollins, including options, warrants or rights to be acquire any such interests.

         167. "SAFETY-KLEEN" means Safety-Kleen Corp., a Delaware corporation and one of the Safety-Kleen Debtors.

         168. "SAFETY-KLEEN COMMON STOCK" means the common stock, membership interests or partnership interests of or in Safety-Kleen, including options, warrants or rights to acquire any such interests, and outstanding on the date Safety-Kleen commenced cases under the Bankruptcy Code.

         169. "SAFETY-KLEEN DEBTORS" means Safety-Kleen, and its United States subsidiaries that are debtors in bankruptcy cases filed under chapter 11 of the Bankruptcy Code and pending in the United States Bankruptcy Court for the District of Delaware (Consolidated Case No. 00-2303 (PJW)).

         170. "SAFETY-KLEEN ENTITIES" means the Safety-Kleen Debtors, their non-Debtor subsidiaries, any entity in which the Safety-Kleen Debtors hold a direct or indirect equity interest and any creditor or equity security holder of any such entity, including any entity claiming by, through or derivatively of the Safety-Kleen Debtors and the Safety-Kleen Debtors' estates and creditors, but excluding in all events the Laidlaw Companies.

         171. "SAFETY-KLEEN LENDERS" means, for purposes of the Safety-Kleen Settlement Agreement, the "Lenders" as defined in the Amended and Restated Credit Agreement, dated as of April 3, 1998, of Safety-Kleen and its direct and indirect subsidiaries, as amended.

         172. "SAFETY-KLEEN PARTIES" means, for purposes of the Safety-Kleen Settlement Agreement, collectively Safety-Kleen and its direct and indirect subsidiaries; Toronto Dominion (on behalf of itself, as a Safety-Kleen Lender and as administrative agent for the Safety-Kleen Lenders); the Safety-Kleen Lenders; the Official Committee of Unsecured Creditors in the chapter 11 cases of the Safety-Kleen Debtors; Cole Taylor Bank, as Indenture Trustee for the Safety-Kleen 9.25% Senior Notes due 2009 issued by Safety-Kleen and its direct and indirect subsidiaries; Robert W. Luba; John W. Rollins, Jr.; David E. Thomas, Jr.; Henry B. Tippie; James L. Wareham; the Estate of John W. Rollins, Sr.; and Grover C. Wrenn.

         173. "SAFETY-KLEEN PROOF OF CLAIM" means the proof of claim filed by the Laidlaw Companies in the chapter 11 cases of the Safety-Kleen Debtors asserting liabilities against the Safety-Kleen Debtors in an amount not less than $6,500,000,000.00, as the same may have been amended, modified or supplemented.

         174. "SAFETY-KLEEN SETTLEMENT AGREEMENT" means the Settlement Agreement, dated as of July 18, 2002, by and among the Laidlaw Companies, the Creditors' Committee, the Subcommittees, the Safety-Kleen Parties and Toronto Dominion (as holder of the Westinghouse Note) that is attached hereto as Exhibit XII, as approved by the Bankruptcy Court, the Canadian Court and the United States Bankruptcy Court for the District of Delaware by Final Order.

         175. "SAFETY-KLEEN SETTLEMENT CLAIM" means the General Unsecured Claim of Safety-Kleen to be allowed in the amount of $225,000,000.00 in accordance with the terms of the Safety-Kleen Settlement Agreement.

         176. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs Filed by a particular Debtor, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been or may be amended, modified or supplemented.

         177. "SECONDARY LIABILITY CLAIM" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or
(g) any other joint or several liability, including Claims for contribution or indemnification, that any Debtor may have in respect of any obligation that is the basis of a Claim.

         178. "SECURED CLAIM" means a Claim, other than a Claim arising under or with respect to the Prepetition Credit Facility, that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

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

         179. "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

         180. "SHARE PURCHASE RIGHT" means the right of each holder of shares of New Common Stock to purchase one one-hundredth of a share of preferred stock of New LINC per share of New Common Stock held by such holder in accordance with the terms and conditions of the Rights Agreement.

         181. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a holder of a Claim or Interest, or an agreed Final Order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

         182. "SUBCOMMITTEES" means, collectively, the Lenders' Subcommittee and the Prepetition Noteholders' Subcommittee.

         183. "SUBORDINATED 1995 NOTEHOLDER CLAIMS" means those Claims against certain of the Debtors relating to the 1995 Notes that are subject to subordination at law, in equity, pursuant to section 510 of the Bankruptcy Code or otherwise, including claims based on alleged violations of securities laws, common law theories and other theories of recovery relating to the issuance, purchase or sale of securities.

         184. "SUBORDINATED DEBTHOLDER CLAIMS" means, collectively, the Subordinated Prepetition Noteholder Claims, the 1995 Noteholder Claims and the Subordinated Safety-Kleen Debtholder Claims.

         185. "SUBORDINATED LINC OLD COMMON STOCK INTEREST HOLDER CLAIMS" means those Claims against certain of the Debtors relating to Old LINC Common Stock Interests that are subject to subordination at law, in equity, pursuant to section 510 of the Bankruptcy Code or otherwise, including Claims based on alleged violations of securities laws, common law theories and other theories of recovery relating to the issuance, purchase or sale of securities.

         186. "SUBORDINATED LINC OLD PREFERRED STOCK INTEREST HOLDER CLAIMS" means those Claims against certain of the Debtors relating to Old LINC Preferred Stock Interests that are subject to subordination at law, in equity, pursuant to section 510 of the Bankruptcy Code or otherwise, including Claims based on alleged violations of securities laws, common law theories and other theories of recovery relating to the issuance, purchase or sale of securities.

         187. "SUBORDINATED LITIGATION CLAIMS" means, collectively, the Subordinated Stockholder Claims, the Subordinated Debtholder Claims and the Subordinated Safety-Kleen Claims, or Claims for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such Claims.

         188. "SUBORDINATED PREPETITION NOTEHOLDER CLAIMS" means those Claims against certain of the Debtors relating to the Prepetition Notes that are subject to subordination at law, in equity, pursuant to section 510 of the Bankruptcy Code or otherwise, including Claims based on alleged violations of securities laws, common law theories and other theories of recovery relating to the issuance, purchase or sale of securities.

         189. "SUBORDINATED ROLLINS COMMON STOCKHOLDER CLAIMS" means those Claims against certain of the Debtors relating to Rollins Common Stock that are subject to subordination at law, in equity, pursuant to section 510 of the Bankruptcy Code or otherwise, including Claims based on alleged violations of securities laws, common law theories and other theories of recovery relating to the issuance, purchase or sale of securities.

         190. "SUBORDINATED SAFETY-KLEEN CLAIMS" means those Claims against certain of the Debtors asserted by any of the Safety-Kleen Entities that are subject to subordination at law, in equity, pursuant to section 510 of the Bankruptcy Code or otherwise, including Claims based on alleged violations of securities laws, common law theories and other theories of recovery relating to the issuance, purchase or sale of securities.

         191. "SUBORDINATED SAFETY-KLEEN COMMON STOCKHOLDER CLAIMS" means those Claims against certain of the Debtors relating to Safety-Kleen Common Stock that are subject to subordination at law, in equity, pursuant to section 510 of the Bankruptcy Code or otherwise, including Claims based on alleged violations of securities laws, common law theories and other theories of recovery relating to the issuance, purchase or sale of securities.

         192. "SUBORDINATED SAFETY-KLEEN DEBTHOLDER CLAIMS" means those Claims against certain of the Debtors relating to debt instruments issued by Safety-Kleen that are subject to subordination at law, in equity, pursuant to section 510 of the Bankruptcy Code or otherwise, including Claims based on alleged violations of securities laws, common law theories and other theories of recovery relating to the issuance, purchase or sale of securities.

         193. "SUBORDINATED STOCKHOLDER CLAIMS" means, collectively, the Subordinated LINC Old Common Stock Interest Holder Claims, the Subordinated LINC Old Preferred Stock Interest Holder Claims, the Subordinated Safety-Kleen Common Stockholder Claims and the Subordinated Rollins Common Stockholder Claims.

         194. "SWAP COUNTERPARTY" means any Lender, any Prior Lender, any Bridge Lender, the Administrative Agent, CIBC, the Program Manager or any affiliate (as defined in section 101(2) of the Bankruptcy Code) thereof, in its capacity as a counterparty to any unsecured interest rate hedging agreement in respect of any interest rate risk arising in connection with or related to the indebtedness under the Prepetition Credit Facility, the Original Credit Facility or the Bridge Facility (provided, however, that such counterparty's claim (as defined in section 101(5) of the Bankruptcy Code) in connection with such interest rate hedging agreement is an Unsecured Claim solely against LINC and not against any affiliate (as defined in section 101(2) of the Bankruptcy Code) of LINC).

         195. "TAX" means: (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the types described in clause (a) as a result of an entity being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

         196. "TAX CREDIT" means any Tax credit, deduction in computing income or similar benefit by reason of any withholding or deduction made by LINC or New LINC in respect of a Gross-Up.

         197. "THIRD PARTY DISBURSING AGENT" means an entity designated by the Debtors to act as a Disbursing Agent pursuant to Section VI.B.

         198.     "TORONTO DOMINION" means Toronto Dominion (Texas), Inc.

         199. "TORT CLAIM" means any Claim that has not been settled, compromised or otherwise resolved and that: (a) arises out of allegations of personal injury, wrongful death, property damage, product liability or any similar legal theory of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

         200.     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939.

         201. "UNITED STATES TRUSTEE" means the United States trustee for Region 2 of the United States Trustee Program with responsibility for bankruptcy cases filed in the United States Bankruptcy Court for the Western District of New York.

         202. "UNSECURED BANK DEBT CLAIMS" means Claims for obligations arising from or related to the Debtors' Prepetition Credit Facility, including obligations with respect to any Letters of Credit drawn after the Petition Date and prior to the Effective Date, but excluding in all events Claims under certain interest rate, currency or other hedging agreements with the Debtors and certain letters of credit issued to the Debtors and drawn prior to the Effective Date to the extent such Claims do not arise under the Prepetition Credit Facility.

         203. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim, Secured Claim or Intercompany Claim.

         204. "UNSECURED CLAIMS RESERVE" means the reserve of Reserved \ Shares and Reserved Cash, if any, established pursuant to Section VI.D for Claims in Class 6, which reserve will be maintained in trust for holders of Allowed Claims in Class 6 and will not constitute property of any of the Reorganized Debtors while held in the Unsecured Claims Reserve.

         205. "UNSECURED TRADE DEBT CLAIM" means any Unsecured Claim, other than a Rejection Damage Claim or other Claim for damages for the purchase price in respect of the sale of goods or rendition of services prior to the Petition Date in the ordinary course of the applicable Debtor's business.

         206. "UNSECURED TRADE DEBT CLAIMS CAP" means the amount by which $2,000,000.00 exceeds the aggregate amount of Unsecured Trade Debt Claims paid pursuant to any order of the Bankruptcy Court authorizing the payment of such Claims.

         207. "U.S. BANK" means U.S. Bank National Association, as Indenture Trustee under the 1992 Indenture, the 1995 Indenture and the 1997 Indenture.

         208. "VOTING DEADLINE" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, as specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

         209. "WESTINGHOUSE GUARANTY" means the guaranty agreement under which LINC is a guarantor of the obligations of Safety-Kleen Services, Inc. under the Westinghouse Note.

         210. "WESTINGHOUSE NOTE" means the $60,000,000.00 promissory note issued by Safety-Kleen Services, Inc. to Westinghouse Electric Corporation, which later assigned such promissory note to Toronto Dominion.

         211. "WESTINGHOUSE NOTE CLAIM" means a General Unsecured Claim in favor of Toronto Dominion (in its capacity as holder of the Westinghouse Note) arising from LINC's obligations under the Westinghouse Guaranty to be allowed in the amount of $71,400,000.00 in accordance with the terms of the Safety-Kleen Settlement Agreement.

B.       RULES OF INTERPRETATION AND COMPUTATION OF TIME

                  1.       RULES OF INTERPRETATION

                  For purposes of the Plan, unless otherwise provided herein:
(a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates (as defined in section 101(2) of the Bankruptcy Code); (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) unless otherwise specified, all references to "dollars" or "$" shall be in the currency of the United States; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (i) subject to the provisions of any contract, certificate of incorporation, bylaw, similar constituent document, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

         2.       COMPUTATION OF TIME

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                   ARTICLE II

                         CLASSES OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section III.A, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

A.       SECURED CLAIMS AND UNIMPAIRED CLASSES OF UNSECURED CLAIMS

         1. CLASS 1 (SECURED CLAIMS): Secured Claims. Secured Claims against any Debtor, other than setoff Claims of any Lender.

         2.       CLASS 2 (PRIORITY CLAIMS):  Priority Claims.

         3.       CLASS 3 (UNSECURED TRADE DEBT CLAIMS): Unsecured Trade Debt
Claims.

B.       IMPAIRED CLASSES OF UNSECURED CLAIMS AND INTERESTS

         1. CLASS 4 (UNSECURED BANK DEBT CLAIMS): Unsecured Bank Debt Claims. Unsecured Bank Debt Claims: (a) shall be allowed for all purposes relating to the Reorganization Cases in the aggregate amount of $1,305,445,501.02 plus the amount of such Claims, if any, resulting from any draws on Letters of Credit prior to the Effective Date, without offset, defense or counterclaim; and (b) shall not be subject to any subordination or recharacterization under the Bankruptcy Code or applicable nonbankruptcy law.

         2. CLASS 5A (PREPETITION NOTEHOLDER CLAIMS): Prepetition Noteholder Claims. Prepetition Noteholder Claims: (a) shall be allowed for all purposes relating to the Reorganization Cases in the aggregate amount of $2,159,279,306.00, without offset, defense or counterclaim; and (b) shall not be subject to any subordination or recharacterization under the Bankruptcy Code or applicable nonbankruptcy law.

         3. CLASS 5B (1995 NOTEHOLDER CLAIMS): 1995 Noteholder Claims. 1995 Noteholder Claims: (a) shall be allowed for all purposes relating to the Reorganization Cases in the aggregate amount of $93,362,960.00 without offset, defense or counterclaim; and (b) shall not be subject to any subordination or recharacterization under the Bankruptcy Code or applicable nonbankruptcy law.

         4. CLASS 6 (GENERAL UNSECURED CLAIMS): General Unsecured Claims. General Unsecured Claims, which include the Safety-Kleen Settlement Claim and the Westinghouse Note Claim.

         5. CLASS 7 (INTERCOMPANY CLAIMS): Intercompany Claims. Intercompany Claims other than Intercompany Claims that are Administrative Claims.

         6.       CLASS 8 (PENALTY CLAIMS):  Penalty Claims.

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

         7. CLASS 9A (SUBORDINATED DEBTHOLDER CLAIMS): Subordinated Debtholder Claims. Subordinated Debtholder Claims and any other Claims that are to be subordinated pursuant to section 510 of the Bankruptcy Code or otherwise (other than Claims classified in Class 8 or Class 9B).

         8. CLASS 9B (LINC OLD STOCK INTERESTS; SUBORDINATED STOCKHOLDER CLAIMS; SUBORDINATED SAFETY-KLEEN CLAIMS): All Interests in LINC. Also included in this class are all Subordinated Common Stockholder Claims and Subordinated Safety-Kleen Claims.

         9.       CLASS 10 (OTHER INTERESTS): Other Interests.

                                   ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

A.       UNCLASSIFIED CLAIMS

         1.       PAYMENT OF ADMINISTRATIVE CLAIMS

                  a.       ADMINISTRATIVE CLAIMS IN GENERAL

                  Subject to the Bar Date provisions herein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor and unless the consent of the Subcommittees has been obtained, each holder of an Allowed Administrative Claim will receive, in full satisfaction of such Administrative Claim, Cash equal to the allowed amount of such Administrative Claim either: (i) on the Effective Date; or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by New LINC or the applicable Reorganized Debtor and the holder of the Administrative Claim.

                  b.       STATUTORY FEES

                  On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in Cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

                  c.       ORDINARY COURSE LIABILITIES

                  Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of Governmental Units for Taxes, Administrative Claims arising under contracts and leases of the kind described in Section V.F, Administrative Claims for reasonable fees and expenses incurred by or owed to each Indenture Trustee as provided in Section III.E.2, Administrative Claims for reasonable fees and expenses incurred by or owed to the Administrative Agent as provided in Section IV.F.5 and Administrative Claims for reimbursement of the reasonable fees and expenses of the professionals retained by the Subcommittees as provided in Section IV.F.5) will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims.

                  d.       CLAIMS UNDER THE DIP FACILITY

                  Unless otherwise agreed by the DIP Lenders pursuant to the DIP Facility, on the Effective Date, Allowed Administrative Claims under or evidenced by the DIP Facility will be either: (i) paid in Cash equal to the amount of such Allowed Administrative Claims, or (ii) upon the agreement of the holders of such Claims, refinanced in connection with the establishment of the Exit Financing Facility and the issuance of the New LINC Notes.

                  e.       CLAIMS FOR SUBSTANTIAL CONTRIBUTION

                  No party shall be permitted to assert a Claim for substantial contribution pursuant to section 503(b) of the Bankruptcy Code and, upon the Effective Date, all such Claims shall be deemed disallowed without further order of the Bankruptcy Court.

                  f.       BAR DATES FOR ADMINISTRATIVE CLAIMS

                           i.       GENERAL BAR DATE PROVISIONS

                  Except as otherwise provided in Sections III.A.1, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on New LINC and the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, New LINC, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (A) 120 days after the Effective Date or (B) 90 days after the Filing of the applicable request for payment of Administrative Claims.

                           ii.      BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                                    A.      PROFESSIONAL COMPENSATION

                  Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities as may be designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 90 days after the Effective Date or (2) 30 days after the Filing of the applicable request for payment of the Fee Claim.

                                    B.      ORDINARY COURSE LIABILITIES

                  Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of Governmental Units for Taxes, Administrative Claims arising under contracts and leases of the kind described in Section V.F, Administrative Claims for reasonable fees and expenses incurred by or owed to each Indenture Trustee as provided in Section III.E.2, Administrative Claims for reasonable fees and expenses incurred by or owed to the Administrative Agent as provided in Section IV.F.5 and Administrative Claims for reimbursement of the reasonable fees and expenses incurred by or owed to the professionals retained by the Subcommittees as provided in Section IV.F.5, will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to Section III.A.1.c.

                                    C.      CLAIMS UNDER THE DIP FACILITY

                  Holders of Administrative Claims under or evidenced by the DIP Facility will not be required to File or serve any request for payment of such Claims. Such Administrative Claims will be satisfied pursuant to Section III.A.1.d.

         2.       PAYMENT OF PRIORITY TAX CLAIMS

                  a.       PRIORITY TAX CLAIMS

                  Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor and subject to the consent of the Subcommittees, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Allowed Priority Tax Claim, payment in full in Cash either (i) on the Effective Date or (ii) in deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Deferred payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at the Priority Tax Interest Rate per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the allowed amount of such Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor and the consent of the Subcommittees has been obtained, the first payment on account of such Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which
(i) an order allowing such Priority Tax Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of such Priority Tax Claim.

                  b.       OTHER PROVISIONS CONCERNING TREATMENT OF PRIORITY
                           TAX CLAIMS

                  Notwithstanding the provisions of Section III.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with such Allowed Priority Tax Claim. Any such Claim or demand for any such penalty
(i) will be subject to treatment in Class 8 and (ii) the holder of such Claim will not assess or attempt to collect such penalty from the Reorganized Debtors or their property.

B.       SECURED CLAIMS AND UNIMPAIRED CLASSES OF UNSECURED CLAIMS

         1. CLASS 1 CLAIMS (SECURED CLAIMS) ARE UNIMPAIRED. On the Effective Date, subject to the consent of the Subcommittees and unless otherwise agreed by the holder of an Allowed Secured Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Claim in Class 1 will receive treatment on account of such Allowed Claim in the manner set forth in Option A, B, C or D below, at the election of the applicable Debtor.

         Option A: Allowed Claims in Class 1 with respect to which the applicable Debtor or Reorganized Debtor elects Option A will be paid in Cash, in full, by such Debtor or Reorganized Debtor.

         Option B: Allowed Claims in Class 1 with respect to which the applicable Debtor or Reorganized Debtor elects Option B will be Reinstated.

         Option C: Allowed Claims in Class 1 with respect to which the applicable Debtor or Reorganized Debtor elects Option C will be satisfied by the return of the collateral securing the applicable Secured Claim to the claimant.

         Option D: Allowed Claims in Class 1 with respect to which the applicable Debtor or Reorganized Debtor elects Option D will be satisfied in accordance with such other terms and conditions as may be agreed upon by the applicable Debtor or Reorganized Debtor and the holders of such Allowed Claims.

         2. CLASS 2 CLAIMS (PRIORITY CLAIMS) ARE UNIMPAIRED. On the Effective Date, each holder of an Allowed Priority Claim will receive Cash equal to the amount of such Claim.

         3. CLASS 3 CLAIMS (UNSECURED TRADE DEBT CLAIMS) ARE UNIMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class 3 will be paid in full in Cash, subject to the Unsecured Trade Debt Claims Cap.

C.       IMPAIRED CLASSES OF UNSECURED CLAIMS AND INTERESTS

                  As further provided below, each holder of an Allowed Claim in Classes 4, 5A and 6 will receive a Pro Rata share of up to $950,000,000.00 in Cash (i.e., the Exit Proceeds) (less $36,611,991.00 (i.e., the Cash to be distributed to holders of Allowed Claims in Class 5B)), any Excess Cash and all of the Distributable New Common Stock (less the number of shares of New Common Stock to be distributed to holders of Allowed Claims in Class 5B), it being understood that the sum of the proceeds of the term loan portion of the Exit Financing Facility and the principal amount of the New LINC Notes will equal at least $950,000,000.00, provided, however, that the sum of the proceeds of the term loan portion of the Exit Financing Facility and the principal amount of the New LINC Notes will not be less than $875,000,000.00, after giving effect to the Excess Cash Reduction. In no event shall the Exit Proceeds be less than $875,000,000.00. In addition, the holders of Allowed Claims in Classes 4 and 5A will receive Pro Rata shares of the Guaranty Coverage Dispute Settlement Distribution (i.e., $88,000,000.00 in Cash for holders of Allowed Claims in Class 4 and $22,000,000.00 in Cash for holders of Allowed Claims in Class 5A). Holders of Allowed Claims in Class 5B will receive Pro Rata shares of $36,611,991.00 in Cash and a number of shares of New Common Stock such that the holders of Allowed Claims in Class 5B will recover a total of 87.5% of the Face Amount of such Claims. Any distribution of Excess Cash will result in a dollar-for-dollar reduction of up to $75,000,000.00 in the aggregate principal amount of New LINC's post-Effective Date indebtedness. The Debtors shall effect such reduction with respect to the aggregate principal amount of the senior secured term loan of the Exit Financing Facility and/or the New LINC Notes at their discretion, subject to the $75,000,000.00 aggregate cap described above. For purposes of calculating the estimated percentage recovery for Classes 4, 5A, 5B and 6, the value of the Distributable New Common Stock to be received by holders of Allowed Claims in those classes will be estimated based on the assumed aggregate shareholders' equity value of New LINC as at the Effective Date, as reflected in the projected financial information in the Disclosure Statement under "New LINC -- Projected Financial Information." The realizable value of the New Common Stock received will differ from the assumed value, and the difference may be material.

         1. CLASS 4 CLAIMS (UNSECURED BANK DEBT CLAIMS) ARE IMPAIRED. On the Effective Date, holders of Allowed Unsecured Bank Debt Claims will receive a Pro Rata share of $88,000,000.00 in Cash. In addition, on the Effective Date, each holder of an Allowed Unsecured Bank Debt Claim will receive a Pro Rata share, measured according to the Adjusted Amount of Allowed Claims in Classes 4 and 5A and the aggregate amount of Allowed Claims in Class 6, as estimated by the Bankruptcy Court in the Class 6 Estimation Order, collectively, of (a) Excess Cash, (b) the Exit Proceeds (less $36,611,991.00 (i.e., the Cash to be distributed to holders of Allowed Claims in Class 5B)) and (c) the Distributable New Common Stock (less the number of shares of New Common Stock to be distributed to holders of Allowed Claims in Class 5B).

         2. CLASS 5A CLAIMS (PREPETITION NOTEHOLDER CLAIMS) ARE IMPAIRED. On the Effective Date, holders of Allowed Prepetition Noteholder Claims will receive a Pro Rata share of $22,000,000.00 in Cash. In addition, on the Effective Date, holders of Allowed Prepetition Noteholder Claims will receive a Pro Rata share, measured according to the Adjusted Amount of Allowed Claims in Classes 4 and 5A and the aggregate amount of Allowed Claims in Class 6, as estimated by the Bankruptcy Court in the Class 6 Estimation Order, collectively, of (a) Excess Cash, (b) the Exit Proceeds (less $36,611,991.00 (i.e., the Cash to be distributed to holders of Allowed Claims in Class 5B)) and (c) the Distributable New Common Stock (less the number of shares of New Common Stock to be distributed to holders of Allowed Claims in Class 5B).

         3. CLASS 5B CLAIMS (1995 NOTEHOLDER CLAIMS) ARE IMPAIRED. On the Effective Date, holders of Allowed 1995 Noteholder Claims will receive Pro Rata shares of $36,611,991.00 in Cash and the number of shares of New Common Stock such that holders of Allowed Claims in Class 5B will recover a total of 87.5% of the Face Amount of such Claims. The number of shares of New Common Stock distributed to the holders of Allowed 1995 Noteholder Claims will be based on the reorganization equity value set forth in the Disclosure Statement.

         4. CLASS 6 CLAIMS (GENERAL UNSECURED CLAIMS) ARE IMPAIRED. On the Effective Date, holders of Allowed General Unsecured Claims will receive a Pro Rata share, measured according to the Adjusted Amount of Allowed Claims in Classes 4 and 5A and the aggregate amount of Allowed Claims in Class 6, as estimated by the Bankruptcy Court in the Class 6 Estimation Order, collectively, of (a) Excess Cash, (b) the Exit Proceeds (less $36,611,991.00 (i.e., the Cash to be distributed to holders of Allowed Claims in Class 5B)) and (c) the Distributable New Common Stock (less the number of shares of New Common Stock to be distributed to holders of Allowed Claims in Class 5B).

         5. CLASS 7 CLAIMS (INTERCOMPANY CLAIMS) ARE IMPAIRED. Except as otherwise provided in Section IV.N, no property will be distributed to, transferred to or retained by the Laidlaw Companies on account of Claims in Class 7 as part of any of the Restructuring Transactions or otherwise, and, except as specified in Exhibit X (relating to the Restructuring Transactions), such Claims will be discharged as of the Effective Date. Notwithstanding this treatment of Claims in Class 7, each of the Laidlaw Companies holding an Intercompany Claim in Class 7 will be deemed to have accepted the Plan.

         6. CLASS 8 CLAIMS (PENALTY CLAIMS) ARE IMPAIRED. No property will be distributed to or retained by the holders of Allowed Claims in Class 8 on account of such Claims.

         7. CLASS 9A CLAIMS (SUBORDINATED DEBTHOLDER CLAIMS) ARE IMPAIRED. No property will be distributed to or retained by the holders of Allowed Claims or Interests in Class 9A on account of such Claims or Interests.

         8. CLASS 9B CLAIMS (LINC OLD STOCK INTERESTS; SUBORDINATED STOCKHOLDER CLAIMS; SUBORDINATED SAFETY-KLEEN CLAIMS) ARE IMPAIRED. No property will be distributed to or retained by the holders of Allowed Claims or Interests in Class 9B on account of such Claims or Interests.

         9. CLASS 10 (OTHER INTERESTS) ARE IMPAIRED. Except to the extent impaired pursuant to the Restructuring Transactions, Interests in Class 10 will be Reinstated. Each of the holders of Interests in Class 10 will be deemed to have accepted the Plan.

D. SPECIAL PROVISIONS REGARDING THE TREATMENT OF ALLOWED SECONDARY LIABILITY CLAIMS

                  The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:

         1. Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for obligations under any (a) Allowed Claim that is being Reinstated under the Plan or (b) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Laidlaw Company will be Reinstated.

         2. Except as provided in Section III.D.1 or as otherwise specifically provided herein, holders of Allowed Secondary Liability Claims will be entitled to only one distribution in respect of the underlying Allowed Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

E.       SPECIAL PROVISIONS REGARDING THE INDENTURE TRUSTEES' CLAIMS

         1. In full satisfaction of each Indenture Trustee's Claims, including such Claims secured by any charging lien under the applicable Prepetition Indenture and including Claims for reasonable fees, costs and expenses (including professional fees) attributable to the period prior to the Petition Date and through the Effective Date, the Indenture Trustees will receive from the Reorganized Debtors Cash equal to the amount of such Claims as provided in this Section III.E, and any charging lien held by such Indenture Trustee will be deemed released as of the Effective Date. Distributions received by holders of Allowed Claims in Class 5A pursuant to the Plan will not be reduced on account of the payment of the Indenture Trustees' Claims under this
Section III.E.

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

         2. On the Effective Date, the Debtors shall pay in Cash in full all amounts outstanding with respect to reasonable fees for services and expenses incurred by and owed to each Indenture Trustee prior to the Petition Date and through the Effective Date under the terms of the applicable Prepetition Indenture.

                                   ARTICLE IV

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED
         DEBTORS

                  Except as otherwise provided in the Plan (and subject to the Restructuring Transaction provisions of Section IV.B), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided in the Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor (or, to the extent contemplated by the Restructuring Transactions, in New
LINC) free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, New LINC and each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions under the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan, the Confirmation Order or the documents to be entered into to effectuate and implement the Restructuring Transactions. Without limiting the foregoing, New LINC and each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court, but subject to the approval of the Reorganized Debtors' respective boards of directors.

B.       RESTRUCTURING TRANSACTIONS

         1.       RESTRUCTURING TRANSACTIONS GENERALLY

                  On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors may, subject to the consent of the Subcommittees, enter into such Restructuring Transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors. The Restructuring Transactions contemplated to occur on or before the Effective Date are described more fully on Exhibit X. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or New LINC and the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of transfer, merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, continuance or dissolution or similar instruments with the applicable governmental authority; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions.

         2. OBLIGATIONS OF ANY SUCCESSOR CORPORATION IN A RESTRUCTURING TRANSACTION

                  Subject to the consent of the Subcommittees, the Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or New LINC and the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations, including New LINC. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that New LINC or another Reorganized Debtor will perform such obligations.

C. CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

         1.       CERTIFICATES OF INCORPORATION AND BYLAWS

                  a.       NEW LINC

                  As of the Effective Date, the certificate of incorporation and the bylaws of New LINC will be substantially in the forms of Exhibits XIII and XIV, respectively. The certificate of incorporation and bylaws of New LINC, among other things, will: (i) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code; and
(ii) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, New LINC may amend and restate its certificate of incorporation or bylaws as permitted by the Delaware General Corporation Law, subject to the terms and conditions of such constituent documents.

                  b.       REORGANIZED LINC AND REORGANIZED LAIDLAW SUBSIDIARY
                           DEBTORS

                  The certificates of incorporation and the bylaws of Reorganized LINC and the Reorganized Laidlaw Subsidiary Debtors will be substantially in the forms of Exhibits XV and XVI, respectively. As of the Effective Date, the certificates of incorporation of Reorganized LINC and the Reorganized Laidlaw Subsidiary Debtors will be amended to prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date, each such entity may amend and restate its certificate of incorporation or bylaws or similar constituent documents as permitted by applicable law, subject to the terms and conditions of such constituent documents.

         2.       DIRECTORS AND OFFICERS OF NEW LINC AND THE REORGANIZED DEBTORS

                  The members of the initial board of directors of New LINC will be individuals recommended by the Director Selection Committee. No Debtor Representative on the Director Selection Committee will be eligible to serve on the board of directors or as an officer of New LINC or any of the other Reorganized Debtors. The Director Selection Committee will use all commercially reasonable efforts and work in good faith to recommend a consensus slate of directors of New LINC, including with respect to the terms and classifications of such directors. In addition to the Chief Executive Officer of New LINC, it is contemplated that the Director Selection Committee may recommend one or more current directors of LINC as members of the initial board of directors of New LINC. If the Director Selection Committee fails to recommend a consensus slate on or before the date that is 30 days prior to the date initially scheduled for the Confirmation Hearing, then the Prepetition Noteholders' Subcommittee will be entitled to designate five directors, the Lenders' Subcommittee will be entitled to designate three directors and the Chief Executive Officer of New LINC will be the ninth director of New LINC. In such event, the Prepetition Noteholders' Subcommittee and the Lenders' Subcommittee must designate their respective directors of New LINC prior to the commencement of the Confirmation Hearing. The individuals who will serve as members of the initial board of directors of New LINC will be identified on Exhibit XVII, which will be filed prior to the commencement of the Confirmation Hearing. The certificate of incorporation and bylaws of New LINC will provide that the directors of New LINC will be classified into three classes, with the directors of each class serving for three-year terms and until their successors are elected, except that the initial terms of the initial directors will expire at the 2003, 2004 and 2005 annual meetings of the stockholders of New LINC, depending on the particular class in which each such director is classified. In accordance with the Delaware General Corporation Law and the certificate of incorporation and bylaws of New LINC, at each annual meeting of stockholders of New LINC, the successors of the directors whose terms expire at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In accordance with the certificate of incorporation of New LINC, the number of directors in each class will be as nearly equal in size as practicable. Exhibit XVII will identify the class into which each director of New LINC has been placed in accordance with the provisions of New LINC's certificate of incorporation and bylaws. In all events, each class of directors shall include at least one director designated by the Prepetition Noteholders' Subcommittee and at least one director designated by the Lenders' Subcommittee. The initial board of directors of New LINC shall designate the officers of New LINC and the directors and officers of each of the Reorganized Debtors, which officers and directors will be identified on Exhibit XVII, as amended subsequent to the initial filing of the Plan.

         3. NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER RELATED AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS

                  As of the Effective Date, New LINC and the Reorganized Debtors will have authority to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other related agreements for active and retired employees; and (c) make initial grants under the Equity Incentive Plan, as determined by New LINC's and the Reorganized Debtors' boards of directors. Exhibit XVIII sets forth a list of the employment retirement, welfare, incentive, severance, indemnification and other related agreements and plans that will be in effect on the Effective Date, and Exhibit V sets forth a description of the Equity Incentive Plan that will take effect as of the Effective Date, all of which agreements and plans, including the Equity Incentive Plan, shall be deemed approved and in full force and effect as of and following the Effective Date, subject to the consent of the Subcommittees to be given prior to the Effective Date. In addition, the Disclosure Statement provides a schedule and a summary and description of the Debtors' employment, retirement, severance, indemnification and other related agreements and incentive compensation programs that are to take or remain in effect on or as of the Effective Date. Notwithstanding anything to the contrary in the Plan, the terms and conditions of the Equity Incentive Plan (including eligibility requirements and the allocation of any New Common Stock or other consideration reserved thereunder) shall be established and determined by the board of directors of New LINC.

         4.       CORPORATE ACTION

                  The Restructuring Transactions; the adoption of new or amendments to certificates of incorporation or bylaws or similar constituent documents for New LINC and the Reorganized Debtors; the initial selection of directors and officers for New LINC and the Reorganized Debtors; the entry into the Exit Financing Facility; the issuance of the New LINC Notes; the distribution of Cash pursuant to the Plan; the issuance and distribution of New Common Stock pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Equity Incentive Plan and the plans and agreements described in Exhibit XVIII; the entry into the New Tax Sharing Agreement; and the other matters provided for under the Plan involving the corporate structure of New LINC, any Debtor or Reorganized Debtor or corporate action to be taken by or required of New LINC, any Debtor or Reorganized Debtor will occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or the Effective Date, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors, New LINC or the Reorganized Debtors, except as otherwise required by the Plan, and all with like effect as if such actions had been taken by unanimous vote of the shareholders and directors of the Debtors, New LINC or the Reorganized Debtors, as applicable, pursuant to section 303 of the Delaware General Corporation Law or other similar provisions of applicable state law. Notwithstanding anything to the contrary in the Plan, the terms and conditions of the Equity Incentive Plan (including eligibility requirements and the allocation of any New Common Stock or other consideration reserved thereunder) shall be established and determined by the board of directors of New LINC.

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

D. EXIT FINANCING FACILITY, OBTAINING CASH FOR PLAN DISTRIBUTIONS AND TRANSFERS OF FUNDS AMONG THE DEBTORS

                  Pursuant to the Confirmation Order, Laidlaw Investments, New LINC and the Reorganized Debtors will be authorized to execute and deliver, on or before the Effective Date, such documents as may be necessary or appropriate to establish the Exit Financing Facility and to effectuate the issuance of the New LINC Notes. All Cash necessary for LINC, New LINC and the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Debtors' Cash balances, Cash generated from operations, Cash generated from potential asset dispositions or the Exit Proceeds. Cash payments to be made pursuant to the Plan will be made by LINC and by New LINC acting on behalf of the Debtors or Reorganized Debtors, as appropriate; provided, however, that New LINC, the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be reasonably necessary or appropriate in order to enable New LINC or the Reorganized Debtors, as applicable, to satisfy their respective obligations under the Plan. Except as otherwise contemplated as part of the Restructuring Transactions, any Intercompany Claims resulting from such transfers will be settled and such Intercompany Claims will be discharged without any consideration being paid; provided, however, that, notwithstanding any other provision of the Plan, any Intercompany Claims that are Administrative Claims shall be subordinated in right of payment to New LINC's and the Reorganized Debtors' respective obligations to make distributions under the Plan and to satisfy obligations under instruments issued under the Plan, including the instruments issued under the Exit Financing Facility and in connection with the issuance of the New LINC Notes.

E. PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS, NEW LINC AND THE REORGANIZED DEBTORS

                  Except as otherwise provided in the Plan, in the Confirmation Order or in any contract, instrument, release or other agreement entered into, or delivered in connection with, the Plan or the Restructuring Transactions, in accordance with section 1123(b) of the Bankruptcy Code, New LINC and the Reorganized Debtors will retain and may enforce any claims, demands, rights and causes of action that any Debtor or Estate may hold against any entity, including any Recovery Actions, against any person or entity, to the extent not released under Section IV.G. New LINC and the Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of New LINC and the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action. Without limiting the generality of the foregoing, New LINC and the Reorganized Debtors specifically retain their respective rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor.

F.       GUARANTY COVERAGE DISPUTE SETTLEMENT

         1.       GUARANTY COVERAGE DISPUTE SETTLEMENT

                  The Plan constitutes a compromise and settlement of the Guaranty Coverage Dispute. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies between and among the Debtors, CIBC, the Lenders, the Prior Lenders, the Prepetition Noteholders and the Indenture Trustees. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the Guaranty Coverage Dispute Settlement and the Bankruptcy Court's finding and determination that the compromise and settlement contained in the Guaranty Coverage Dispute Settlement is in the best interests of the Debtors, the Reorganized Debtors, their Estates, their respective property and Claim and Interest holders and is fair, equitable and reasonable.

         2.       GUARANTY COVERAGE DISPUTE SETTLEMENT DISTRIBUTION

                  On the Effective Date, all Claims arising in connection with the Guaranty Coverage Dispute, other than with respect to the Letters of Credit and the Reserved Claims, shall be compromised in the aggregate amount of $110,000,000.00 as follows: (a) holders of Allowed Claims in Classes 4 and 5A shall receive the Guaranty Coverage Dispute Settlement Distribution; and (b) holders of Allowed Claims in Class 4 shall be entitled to receive 80 percent of the Guaranty Coverage Dispute Settlement Distribution ($88,000,000.00), and holders of Allowed

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

Claims in Class 5A shall be entitled to receive 20 percent of the Guaranty Coverage Dispute Settlement Distribution ($22,000,000.00). The treatment of Allowed Claims in Classes 4 and 5A provided in Section III.C fully incorporates the Guaranty Coverage Dispute Settlement Distribution described in this Section IV.F.2.

         3. BALANCE OF UNSECURED BANK DEBT CLAIMS AND PREPETITION NOTEHOLDER CLAIMS

                  The Adjusted Amounts of all of the Unsecured Bank Debt Claims and Prepetition Noteholder Claims against the Debtors, other than the Reserved Claims and Claims with respect to Letters of Credit outstanding on the Effective Date, shall be classified as allowed, general unsecured and unsubordinated claims in Classes 4 and 5A, respectively. Each of the Lenders and the Prepetition Noteholders shall receive distributions under the Plan as set forth in Classes 4 and 5A, respectively, other than the Guaranty Coverage Dispute Settlement Distribution, on a pari passu basis with all holders of Allowed Claims in Class 6. If a Letter of Credit is drawn prior to the Effective Date, the Adjusted Amount of Allowed Claims in Class 4 will be increased in respect of the resulting obligations with respect to such Letters of Credit, as provided in the definition of Adjusted Amount set forth in Section I.A.9. All Letters of Credit outstanding on the Effective Date shall not be compromised but instead, on the Effective Date, shall be terminated and surrendered to the issuer thereof, or the Lenders shall have received back-to-back letters of credit in respect of such outstanding Letters of Credit, in each case having a stated amount equal to 105 percent of the stated amount of such outstanding Letters of Credit and in form and substance satisfactory to the applicable Requisite Lenders and issued by an issuer acceptable to the applicable Requisite Lenders, in each case in the sole discretion of the applicable Requisite Lenders. In connection with any such back-to-back Letters of Credit, the Lenders shall be entitled to receive reimbursement only for the amounts of any post-Effective Date drawings under any Letter of Credit together with any post-Effective Date interest thereon and post-Effective Date costs, expenses or fees in connection therewith (other than commitment fees or other similar credit-based fees as provided in Section 5.06(1) of the Prepetition Credit Facility). The Debtors:
(a) agree to use their best efforts, after the Effective Date, to cause all such outstanding Letters of Credit to be terminated, surrendered and replaced; and
(b) acknowledge that the issuer thereof shall have no obligation to renew or roll over any such Letters of Credit upon the expiration thereof.

         4.       RESERVED CLAIMS

                  Nothing contained in Section IV.F or otherwise in this Plan, but in all respects subject to Section IV.G.5, shall prohibit or preclude the Prepetition Noteholders or the Bondholder Class Members from enforcing any rights against any person (other than (a) the Debtors and their direct and indirect subsidiaries, (b) CIBC, the Program Manager, the Bridge Lenders, the Lenders, the Prior Lenders and their respective assignees, officers, directors, affiliates (as defined in section 101(2) of the Bankruptcy Code), agents or advisors, in each case in connection with extensions of credit and credit accommodations to the Debtors and their direct and indirect subsidiaries under the Prepetition Credit Facility, the Original Credit Agreement and the Bridge Facility only, and (c) the Swap Counterparty) in respect of the Reserved Claims; provided, however, that any Claims against the Debtors and their direct and indirect subsidiaries covered by available insurance are preserved, but only to the extent of the available insurance coverage; and provided further that nothing set forth in this Section IV.F.4 shall preclude: (a) any party from seeking to implement a settlement of any or all of the Reserved Claims through, among other things, the discharge and release of such Reserved Claims under
Section IV.G.5; and (b) any Prepetition Noteholder or the Bondholder Class Members from pursuing Reserved Claims against any of the Named Defendants.

         5. PAYMENT OF FEES AND EXPENSES OF PROFESSIONALS RETAINED BY THE SUBCOMMITTEES; PAYMENT OF FEES AND EXPENSES OF ADMINISTRATIVE AGENT

                   Notwithstanding any other provision of the Plan or the Confirmation Order, any professionals retained by the Subcommittees will be entitled to payment of reasonable fees and expenses, as Administrative Claims, in accordance with the Cross-Border Protocol and as part of the consideration to be provided to the Lenders and the Prepetition Noteholders in connection with the resolution of the Guaranty Coverage Dispute and the implementation of the Guaranty Coverage Dispute Settlement, as authorized by the Bankruptcy Court Order Authorizing: (A) The Amendment of a Trust Agreement and Certain Payments Under Director and Officer Claim Treatment Letter Pursuant to Section 363 of the Bankruptcy Code; and (B) Payment of Subcommittees' Expenses Pursuant to Sections 363 and 105 of the Bankruptcy Code, dated September 28, 2001. In addition, on the Effective Date, the Debtors shall pay in Cash in full all reasonable outstanding fees and expenses of the Administrative Agent arising prior to the Petition Date and through the Effective Date and due and payable in accordance with the terms of the Prepetition Credit Facility.

G.       RELEASES

         1.       GENERAL RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                  As of the Effective Date, in consideration for the obligations of the Debtors, the Reorganized Debtors, their Estates and New LINC under the Plan and the Cash, New Common Stock and other contracts, instruments, releases, agreements or documents to be entered into, or delivered in connection with, the Plan, (a) each holder of a Claim or Interest that votes in favor of the Plan and
(b) each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any of the Debtors and that does not vote on the Plan or votes against the Plan, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, will be deemed to forever release, waive and discharge all claims (as such term is defined in section 101(5) of the Bankruptcy Code, including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification (other than the right to enforce New LINC's, the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents executed and delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on, or prior to, the Effective Date in any way relating to a Debtor, the Reorganization Cases or the Plan that such entity has, had or may have against any Debtor, the members of the Creditors' Committee, the members of the Subcommittees, the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager, the Swap Counterparty, the Prepetition Noteholders, the 1995 Noteholders, the Indenture Trustees, Ernst & Young Inc. (in its capacity as Monitor and Information Officer in the CCAA Cases) and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code); provided, however, that, the release of claims and causes of action provided in this Section will not apply to the Debtors' underwriters and auditors or to the Reserved Claims, and the releases set forth in Sections IV.G.3, IV.G.4 and IV.G.5 shall govern the releases among the releasing and released parties specified therein.

         2.       GENERAL RELEASES BY DEBTORS

                  As of the Effective Date, in consideration for the obligations of the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager, the Swap Counterparty, the Prepetition Noteholders, the 1995 Noteholders, the Indenture Trustees and Ernst & Young Inc. (in its capacity as Monitor and Information Officer in the CCAA Cases), the Debtors and their estates, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, will be deemed to forever release, waive and discharge all claims (as such term is defined in section 101(5) of the Bankruptcy Code, including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on, or prior to, the Effective Date in any way relating to a Debtor, the Reorganization Cases, the Plan, the Prepetition Credit Facility, the Original Credit Agreement, the Bridge Facility, the Prepetition Indentures or the 1995 Indenture that the Debtors have, had or may have against the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager, the Swap Counterparty, the Prepetition Noteholders, the 1995 Noteholders, the Indenture Trustees, Ernst & Young Inc. (in its capacity as Monitor and Information Officer in the CCAA Cases), and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity.

         3.       GENERAL RELEASES BY LENDERS

                  As of the Effective Date, in consideration for the obligations of the Prepetition Noteholders, the 1995 Noteholders and the Indenture Trustees, the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager and the Swap Counterparty, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, will be deemed to forever release, waive and discharge all claims (as such term is defined in section 101(5) of the Bankruptcy Code, including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on, or prior to, the Effective Date in any way relating to a Debtor, the Reorganization Cases, the Plan, the Prepetition Credit Facility, the Original Credit Agreement, the Bridge Facility, the Prepetition Indentures or the 1995 Indenture that the releasing parties under this Section IV.G.3 have, had or may have against the Prepetition Noteholders, the 1995 Noteholders, the Indenture Trustees and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity.

         4.       GENERAL RELEASE BY PREPETITION NOTEHOLDERS AND THE 1995
                  NOTEHOLDERS

                  As of the Effective Date, in consideration for the obligations of the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager and the Swap Counterparty, the Prepetition Noteholders, the 1995 Noteholders and the Indenture Trustees, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, will be deemed to forever release, waive and discharge all claims (as such term is defined in section 101(5) of the Bankruptcy Code, including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on, or prior to, the Effective Date in any way relating to a Debtor, the Reorganization Cases, the Plan, the Prepetition Credit Facility, the Original Credit Agreement or the Bridge Facility that the Prepetition Noteholders, the 1995 Noteholders and the Indenture Trustees have, had or may have against the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager, the Swap Counterparty and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity; provided, however, that the release of claims and causes of action provided in this Section IV.G.4 will not apply to the Reserved Claims.

         5. RELEASES OF THE DEBTORS' CURRENT AND FORMER DIRECTORS, OFFICERS OR EMPLOYEES

                  a.       BY THE DEBTORS

                  As of the Effective Date, to the extent contemplated by and consistent with the terms of the Director and Officer Claim Treatment Letter, the Debtors will be deemed to forever release, waive and discharge all claims (as such term is defined in section 101(5) of the Bankruptcy Code, including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence, taking place on, or prior to, the Effective Date in any way relating to a Debtor, the Reorganization Cases, the Plan, the Prepetition Credit Facility, the Original Credit Agreement, the Bridge Facility, the Prepetition Notes, the Prepetition Indentures, the 1995 Notes or the 1995 Indentures that the Debtors have, had or may have against their respective present or former directors, officers or employees, so long as such released person acted honestly and in good faith with a view to the best interests of the Laidlaw Companies in relation to any such act, omission, transaction or other occurrence; provided, however, that any claims against any of the current and former directors, officers or employees of the Debtors and their direct and indirect subsidiaries covered by available insurance are preserved, but only to the extent of the available insurance coverage; provided further that, other than with respect to John R. Grainger, James R. Bullock, Leslie W. Haworth and Peter N.T. Widdrington, the releases provided by this
Section IV.G.5.a shall not apply to any former director,

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officer or employee of any of the Debtors who is or was a director, officer or employee of any of the Safety-Kleen Entities.

                  b. BY THE LENDERS, THE PREPETITION NOTEHOLDERS AND THE 1995 NOTEHOLDERS WITH RESPECT TO THE DISPUTES BETWEEN THE DEBTORS AND THE SAFETY-KLEEN ENTITIES

                  Following the Effective Date and upon the consummation of a settlement agreement resolving any disputes between or among the Debtors and the Safety-Kleen Entities and the Claims of Toronto Dominion (on behalf of itself as a Safety-Kleen Lender and as administrative agent for the Safety-Kleen Lenders), the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager, the Swap Counterparty, the Prepetition Noteholders, the 1995 Noteholders and the Indenture Trustees, solely in such capacity, will be deemed to forever release, waive and discharge all claims (as such term is defined in section 101(5) of the Bankruptcy Code, including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence, other than fraud, gross negligence or willful misconduct, taking place on, or prior to, the Effective Date in any way relating to the disputes so settled between or among the Debtors and the Safety-Kleen Entities and the Claims of Toronto Dominion (on behalf of itself as a Safety-Kleen Lender and as administrative agent for the Safety-Kleen Lenders) that the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager, the Swap Counterparty, the Prepetition Noteholders, the 1995 Noteholders or the Indenture Trustees, solely in such capacity, have, had or may have against the Debtors' respective present or former directors, officers or employees solely with respect to the claims or causes of action that are so settled; provided, however, that such settlement must be consented to by the Subcommittees if consummated on or before the Effective Date and the board of directors of New LINC if consummated after the Effective Date; provided further that any claims against any of the Debtors, their direct or indirect subsidiaries and their respective current and former directors, officers or employees covered by available insurance are preserved, but only to the extent of the available insurance coverage; and provided further that, other than with respect to John R. Grainger, James R. Bullock, Leslie W. Haworth and Peter N.T. Widdrington, the releases provided by this Section IV.G.5.b shall not apply to any former director, officer or employee of any of the Debtors who is or was a director, officer or employee of any of the Safety-Kleen Entities.

                  c. BY THE LENDERS, THE PREPETITION NOTEHOLDERS AND THE 1995 NOTEHOLDERS WITH RESPECT TO THE SUBORDINATED LITIGATION CLAIMS

                  Following the Effective Date and upon the consummation of a settlement agreement resolving some or all of Subordinated Litigation Claims, the Lenders, CIBC, the Bridge Lenders, the Prior Lenders, the Program Manager, the Swap Counterparty, the Prepetition Noteholders, the 1995 Noteholders and the Indenture Trustees, solely in such capacity, will be deemed to forever release the Debtors' respective present or former directors, officers or employees from the Subordinated Litigation Claims that are so settled, other than fraud, gross negligence or willful misconduct; provided, however, that such settlement must be consented to by the Subcommittees if consummated on or before the Effective Date and by the board of directors of New LINC if consummated after the Effective Date; provided further that any claims against any of the Debtors, their direct or indirect subsidiaries and their respective current and former directors, officers or employees covered by available insurance are preserved, but only to the extent of the available insurance coverage; and provided further that, other than with respect to John R. Grainger, James R. Bullock, Leslie W. Haworth and Peter N.T. Widdrington, the releases provided by this Section IV.G.5.c shall not apply to any former director, officer or employee of any of the Debtors who is or was a director, officer or employee of any of the Safety-Kleen Entities.

         6.       INJUNCTION RELATED TO RELEASES

                  AS FURTHER PROVIDED IN SECTION XI.B, THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS (AS SUCH TERM IS DEFINED IN SECTION 101(5) OF THE BANKRUPTCY CODE, INCLUDING DERIVATIVE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED PURSUANT TO THE PLAN.

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

         7.       IMPLEMENTATION OF DIRECTOR AND OFFICER CLAIM TREATMENT LETTER

                  The Debtors, New LINC and the Reorganized Debtors, as applicable, are authorized to, and will, take all actions provided for in the Director and Officer Claim Treatment Letter.

         8. IMPLEMENTATION OF SAFETY-KLEEN SETTLEMENT AGREEMENT AND THE BONDHOLDER SETTLEMENT AGREEMENT

                  The Debtors, New LINC and the Reorganized Debtors, as applicable, are authorized to take all actions provided for in the Safety-Kleen Settlement Agreement and the Bondholder Settlement Agreement.

         9.       IMPLEMENTATION OF THE PBGC AGREEMENT

                  The Debtors, New LINC and the Reorganized Debtors, as applicable, are authorized to take all actions provided for in the PBGC Agreement. Under the PBGC Agreement, the PBGC has agreed to withdraw, as of the Effective Date, all claims filed by the PBGC with respect to the Pension Plans.

         10. IMPLEMENTATION OF THE SETTLEMENT WITH THE HOLDERS OF THE 1995 NOTEHOLDER CLAIMS; PAYMENT OF THE LEGAL FEES AND EXPENSES OF SUNRISE PARTNERS LLC

                  a. The treatment of the 1995 Noteholder Claims as provided in Section III.C.3 and the distributions contemplated thereby shall constitute a compromise and settlement of all Claims against the Estates asserted by the holders of the 1995 Noteholder Claims, which compromise and settlement shall be approved by the Bankruptcy Court as part of the Confirmation Order, pursuant to Bankruptcy Rule 9019.

                  b. The Debtors will reimburse Sunrise Partners LLC for reasonable legal and financial advisory fees and expenses up to an aggregate amount of $400,000.00 associated with the dispute between the Debtors and the holders of the 1995 Noteholder Claims concerning the treatment of such Claims under the Plan.

H.       CONTINUATION OF CERTAIN EMPLOYEE AND RETIREE BENEFITS

         1.       EMPLOYEE BENEFITS

                  Except to the extent otherwise permitted in or contemplated by the Director and Officer Claim Treatment Letter, from and after the Effective Date, New LINC and the Reorganized Debtors intend to continue (or continue as modified or replaced) their existing employee benefit policies, plans and agreements identified on Exhibit XIX and approved by the Subcommittees, including: (a) medical, dental, life, travel accident and accidental death and dismemberment insurance; (b) sick pay, short-term disability pay and long-term disability insurance; (c) vacation and holiday pay; (d) bonus and severance programs; (e) tuition assistance policies; and (f) deferred compensation plans.

         2.       RETIREE BENEFITS

                  New LINC and the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

         3.       PENSION PLANS

                  As of the Effective Date, New LINC and the Reorganized Debtors will continue to be contributing sponsors of the Pension Plans, as defined under section 4001(a)(13) of ERISA and 29 C.F.R. Section 4001.2, or members of the contributing sponsor's controlled group, as defined under section 4001(a)(14) of ERISA and 29 C.F.R. Section 4001.2, and as a result will be obligated (with the other members of the controlled group, as so defined) as of the Effective Date to fund the Pension Plans in accordance with the minimum funding standards under section 302 of ERISA and to pay all required PBGC insurance premiums under section 4007 of ERISA. The Pension Plans are defined benefit pension plans insured by the PBGC under Title IV of ERISA. The Pension Plans are subject to the minimum funding requirements of section 302 of ERISA and section 412 of the Internal Revenue Code, 26 U.S.C. Section 412. Except as otherwise provided in the PBGC Agreement, no provision of or proceeding within the Reorganization Cases, the Plan, including the releases set forth in Section IV.G of the Plan, or the Confirmation Order shall in any way be construed as discharging, releasing or relieving the Debtors, New LINC, the Reorganized Debtors or any other party, in any capacity, from any liability with respect to the Pension Plans or any other defined benefit pension plan under any law, governmental policy or regulatory provision. Except as otherwise provided in the PBGC Agreement, the PBGC and the Pension Plans shall not be enjoined or precluded from enforcing any such liability by any of the provisions of the Plan or Confirmation.

I.       LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED INSURED
         CLAIMS

                  Other than with respect to Reserved Claims, distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing set forth in the Plan will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any of the Debtors' insurance carriers.

J.       CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER
         DOCUMENTATION

                  Except as provided in the Plan or any contract, instrument or other agreement or document entered into, or delivered in connection with, the Plan, on the Effective Date and concurrently with the applicable distributions to be made pursuant to Article III, the Prepetition Indentures, Prepetition Notes, the 1995 Indenture, the 1995 Notes and all promissory notes or other similar instruments, if any, issued pursuant to the Prepetition Credit Facility will be canceled and of no further force and effect, without any further action on the part of New LINC, any Debtor or Reorganized Debtor. Pursuant to the CCAA Order, the Old Common Stock of LINC and the Old Preferred Stock of LINC shall be deemed canceled and of no further force and effect on the Effective Date. The holders of, or parties to, such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided under to the Plan; provided, however, that no distribution under the Plan will be made to, or on behalf of, any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VI.J.

K.       NEW TAX SHARING AGREEMENT

                  Subject to the consent of the Subcommittees, as of the Effective Date, the Reorganized Debtors and certain of the other Laidlaw Companies will enter into the New Tax Sharing Agreement substantially in the form of Exhibit IX, which agreement will, among other things, allocate among the parties thereto responsibility for any Tax obligations and rights to any Tax benefits arising from and after the Effective Date.

L.       RELEASE OF LIENS

                  Except as otherwise provided in the Plan, including Section IV.F.3, or in any contract, instrument, release or other agreement or document entered into, or delivered in connection with, the Plan, on the Effective Date and concurrently with the applicable distributions to be made pursuant to
Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be deemed fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to New LINC or the applicable Reorganized Debtor and its successors and assigns.

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

M. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

                  The Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Senior Vice President, any Vice President or any other such officer (as determined by the board of directors) of New LINC, each Debtor or each Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement applicable provisions of the Plan. The Secretary or any Assistant Secretary of New LINC, each Debtor or each Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax or similar tax: (1) the issuance, transfer or exchange of New Common Stock; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; (4) the execution and delivery of the Exit Financing Facility, the issuance and sale of the New LINC Notes, and any contract, instrument, release or other agreement or document contemplated thereby; (5) any Restructuring Transaction; or (6) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements, continuance certificates, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, conveyances, transfers, bills of sale, or assignments executed in connection with any transaction contemplated by the Plan, including any Restructuring Transaction.

N.       CONTINUATION OF DEBTOR GUARANTIES AND DEBTOR PROGRAMS

         1.       DEBTOR GUARANTIES

                  From and after the Effective Date, New LINC and the Reorganized Debtors will continue to honor the Debtor Guaranties listed on
Exhibit III. Notwithstanding the entry of the Confirmation Order, the Debtor Guaranties will remain in full force and effect for the remainder of their respective stated terms.

         2.       DEBTOR PROGRAMS

                  From and after the Effective Date, New LINC and the Reorganized Debtors will continue to honor and perform the Debtor Programs listed on Exhibit IV. To the extent that any of the Debtor Programs constitutes an executory contract, the Debtors will assume such Debtor Program pursuant to
Section V.A.

                                    ARTICLE V

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND
         ASSIGNED

         1.       ASSUMPTION AND ASSIGNMENT GENERALLY

                  Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan or as part of the Restructuring Transactions, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each of the Executory Contracts and Unexpired Leases listed on Exhibit XX; provided, however, that the Debtors reserve the right, subject to the consent of the Subcommittees, at any time prior to the Effective Date, to amend Exhibit XX to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section V.C; or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section V.A.1. The Debtors will provide notice of any amendments to Exhibit XX to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases (including counsel to each of the Subcommittees). Each contract and lease listed on Exhibit XX will be assumed only to the extent that any such contract or lease constitutes, as of the Effective Date, an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit XX will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including any related agreements as described in Section V.A.2) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

         2. MODIFICATIONS AND AMENDMENTS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Each Executory Contract and Unexpired Lease listed on Exhibit XX, including each Real Property Executory Contract and Unexpired Lease, will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit XX, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section V.C and is listed on Exhibit XXI.

         3.       ASSIGNMENTS RELATED TO THE RESTRUCTURING TRANSACTIONS

                  As of the effective time of any applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Section V.A.2) to be held by New LINC, any Reorganized Debtor or another surviving, resulting or acquiring corporation in such Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

         4.       APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS

                  The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this
Section V.A and Section V.E, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each non-Debtor party to any Executory Contract or Unexpired Lease being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it is obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

B.       PAYMENTS RELATED TO THE ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

                  To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any, (1) by payment of the Cure Amount Claim in Cash on the Effective Date or
(2) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding: (1) the amount of any Cure Amount Claim; (2) the ability of New LINC, the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (3) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming such contract may cure any monetary default: (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate); or (2) through an intercompany account balance in lieu of payment in Cash.

C.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

                  On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed or assumed and assigned pursuant to Section V.A (including any related agreements assumed or assumed and assigned pursuant to Section V.A.2), each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected, pursuant to section 365 of

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

the Bankruptcy Code. The Executory Contracts and Unexpired Leases to be rejected will include the Executory Contracts and Unexpired Leases listed on Exhibit XXI. Each contract and lease rejected pursuant to this Section V.C will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit XXI will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including related agreements as described in Section V.A.2) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Any Executory Contract and Unexpired Lease entered into by the Debtors prior to the Petition Date and not listed on Exhibit XXI and not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court will be rejected irrespective of whether such contract is listed on Exhibit XXI. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

D.       BAR DATE FOR REJECTION DAMAGES

                  Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against New LINC, the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the Effective Date.

E. REINSTATEMENT OF ALLOWED SECONDARY LIABILITY CLAIMS ARISING FROM OR RELATED TO EXECUTORY CONTRACTS OR UNEXPIRED LEASES ASSUMED BY THE DEBTORS

                  Except as otherwise provided in the Plan or the Director and Officer Claim Treatment Letter, on the Effective Date, in accordance with
Section III.D, any Allowed Secondary Liability Claim arising from or related to any Debtor's joint or several liability for the obligations under or with respect to: (a) any Executory Contract or Unexpired Lease that is being assumed or deemed assumed pursuant to section 365 of the Bankruptcy Code by another Debtor; (b) any Executory Contract or Unexpired Lease that is being assumed and assigned to New LINC or another Debtor; or (c) a Reinstated Claim, will be Reinstated. Accordingly, such Allowed Secondary Liability Claims will survive and be unaffected by entry of the Confirmation Order.

F. CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION DATE; ASSUMED CONTRACTS AND LEASES

                  Contracts and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by New LINC or any Debtor, will be performed by New LINC or the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. A Debtor shall not enter into any contract or lease after the Petition Date that is inconsistent with the terms of the Plan.

                                   ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         1.       DISTRIBUTIONS TO BE MADE ON THE EFFECTIVE DATE

                  Except as otherwise provided in this Article VI, distributions of Cash and New Common Stock to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 60 days after the Effective Date or (b) such later date when the applicable conditions of Section V.B (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.E.2 (regarding undeliverable distributions) or Section VI.J (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Sections VI.H and VII.C. All distributions to holders of Allowed Claims in Classes entitled to distributions under this Plan shall be allocated first to the principal amount of the holder's Allowed Claim and, only if the entire principal amount of the holder's Allowed Claim has been paid, then to any unpaid fees and expenses associated with any such Allowed Claim and then to the unpaid pre-Effective Date interest (if any) on such Allowed Claim.

         2. DISTRIBUTIONS ON THE EFFECTIVE DATE IN RESPECT OF CLASS 6 GENERAL UNSECURED CLAIMS

                  From and after the Effective Date, New Common Stock and Cash to be distributed on account of Allowed Claims in Class 6 (and any Cash generated from dividends, interest or other distributions thereon) (a) will be maintained by and in the name of the applicable Disbursing Agent in the Unsecured Claims Reserve in accordance with Section VI.D and held in trust pending distribution by the Disbursing Agent for the benefit of the holders of such Claims, (b) will be accounted for separately and (c) will not constitute property of New LINC or any of the Reorganized Debtors, except as otherwise provided in the Plan. The Disbursing Agent will invest any Cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Distributions of Cash on account of each Allowed Claim in Class 6 will include a Pro Rata share of the Cash Investment Yield from such investment of Cash. New Common Stock to be issued and distributed on account of Allowed Claims in Class 6 will be deemed issued as of the Effective Date, irrespective of the date on which it actually is distributed.

B.       METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS

                  LINC, New LINC or such Third Party Disbursing Agents as LINC or New LINC may employ in its reasonable discretion will make all distributions of Cash, New Common Stock and other instruments or documents required under the Plan; provided, however, that LINC or New LINC shall make all distributions through CIBC and the Indenture Trustees, respectively, that are provided for in
Section VI.E.1. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to make or assist in making the distributions required by the Plan.

C.       COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

                  Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from New LINC, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with New LINC and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

D.       PROVISIONS GOVERNING THE UNSECURED CLAIMS RESERVE

         1.       FUNDING OF THE UNSECURED CLAIMS RESERVE

                  On the Effective Date, the Reserved Shares and Reserved Cash will be placed in the Unsecured Claims Reserve for the benefit of holders of Allowed Claims in Class 6. The Unsecured Claims Reserve will remain in full force and effect for three years from the Effective Date.

         2.       PROPERTY HELD IN UNSECURED CLAIMS RESERVE

                  a.       DIVIDENDS AND DISTRIBUTIONS

                  Cash dividends, interest payments and other distributions on account of New Common Stock, and Cash held in the Unsecured Claims Reserve will be transferred to the Unsecured Claims Reserve concurrently with the transfer of such dividends, interest payments and other distributions to other holders of New Common Stock. Cash held in the Unsecured Claims Reserve as a result of such dividends and other distributions (i) will be deposited

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

in a segregated bank account in the name of the applicable Disbursing Agent and held in trust pending distribution by the Disbursing Agent for the benefit of holders of Claims in Class 6, (ii) will be accounted for separately and (iii) will not constitute property of New LINC or the Reorganized Debtors, except as otherwise provided in the Plan. The Disbursing Agent will invest the Cash held in the Unsecured Claims Reserve in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. The Disbursing Agent also will place in the Unsecured Claims Reserve the Cash Investment Yield from such investment of Cash.

                  b.       RECOURSE

                  Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Class 6 will have recourse only to the undistributed Cash and New Common Stock held in the Unsecured Claims Reserve for satisfaction of the distributions to which holders of Allowed Claims in Class 6 are entitled under the Plan, and not to New LINC or any Reorganized Debtor, its property or any assets previously distributed on account of any Allowed Claim.

         3.       REDUCTION OF PROPERTY HELD IN UNSECURED CLAIMS RESERVE

                  If on a Quarterly Distribution Date the Face Amount of Allowed Claims in Class 6 falls below the aggregate amount of Allowed Claims in Class 6 as estimated by the Bankruptcy Court, the amount of New Common Stock and Cash held in the Unsecured Claims Reserve will be reduced to an amount that would be distributable on a Pro Rata basis to holders of Allowed Claims in Class 6 as if the Bankruptcy Court's original estimate had been that reduced Face Amount. In such event, the Cash in excess of the amount of the New Common Stock and Cash remaining in the Unsecured Claims Reserve, as reduced, will be redistributed on a Pro Rata basis to the holders of Allowed Claims in Classes 4, 5A and 6. Any excess New Common Stock shall be returned to New LINC and shall cease to be issued and outstanding.

E.       DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         1.       DELIVERY OF DISTRIBUTIONS

                  Except as provided in Section VI.E.2, distributions to holders of Allowed Claims will be made by a Disbursing Agent: (a) for Allowed Claims in a Class other than Classes 4 and 5A, at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) for Allowed Claims in Class 4, to CIBC for distribution to the holders of Allowed Claims in Class 4 in accordance with the Prepetition Credit Facility; (c) for Allowed Claims in Class 5A, to the applicable Indenture Trustee for distribution to the holders of Allowed Claims in Class 5A in accordance with the applicable Prepetition Indenture; (d) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (e) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

         2.       UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

                  a. HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS; UNDELIVERED CASH AND NEW COMMON STOCK

                           i.       If any distribution to a holder of an
Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Subject to Section VI.E.2.c, undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.E.2.a.i until such time as a distribution becomes deliverable. Undeliverable Cash (including dividends or other distributions on account of undeliverable New Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable Cash will invest such Cash in a manner consistent with

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

the Reorganized Debtors' investment and deposit guidelines. Undeliverable New Common Stock will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

                           ii.      Pending the distribution of any Cash and
New Common Stock, the applicable Disbursing Agent will cause all New Common Stock held by it in its capacity as Disbursing Agent (i.e., New Common Stock in the Unsecured Claims Reserve, whether relating to undeliverable distributions or simply undelivered distributions) to be (A) represented in person or by proxy at each meeting of the stockholders of New LINC, (B) voted in any election of directors of New LINC for the nominees recommended by the board of directors of New LINC and (C) voted with respect to any other matter as recommended by the board of directors of New LINC.

                           iii.     On each anniversary of the Effective
Date that undeliverable distributions are being held on behalf of holders of Allowed Claims, the applicable Disbursing Agent will File with the Bankruptcy Court a list identifying all such holders.

                  b.       AFTER DISTRIBUTIONS BECOME DELIVERABLE

                  On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each such distribution will include, to the extent applicable: (i) a Pro Rata share of dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Common Stock included in such distribution; and (ii) a Pro Rata share of the Cash Investment Yield from the investment of any undeliverable Cash (including dividends or other distributions on undeliverable New Common Stock) from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable.

                  c.       FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

                 Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and
(ii) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against New LINC and the Reorganized Debtors or their respective property. In such cases with respect to Allowed Claims in Class 6: (i) unclaimed Cash and New Common Stock will be retained in the Unsecured Claims Reserve for Pro Rata redistribution to holders of Allowed Claims in Class 6, pursuant to Section VI.H.2.b and subject to
Section VI.D.3; and (ii) for purposes of this redistribution, each Allowed Claim in Class 6 for which such distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any other Class, unclaimed Cash will be redistributed on a Pro Rata basis to the holders of Allowed Claims in Classes 4, 5A and 6, pursuant to Section VI.H, free of any restrictions thereon, and any such Cash held by a Third Party Disbursing Agent will be redistributed in the same manner. All unclaimed shares of New Common Stock shall be returned to New LINC and such shares of New Common Stock shall cease to be issued and outstanding. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

F.       DISTRIBUTION RECORD DATE

         1. A Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Allowed Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.

         2. As of the close of business on the Distribution Record Date, the respective transfer registers for the Prepetition Notes and the 1995 Notes, as maintained by the Debtors or the Indenture Trustees, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Prepetition Noteholder Claim or 1995 Noteholder Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Prepetition

Noteholder Claims and 1995 Noteholder Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

         3. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Class 6 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

G.       MEANS OF CASH PAYMENTS

                  Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a U.S. bank; provided, however, that Cash payments to foreign holders of Allowed Unsecured Trade Debt Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

H.       TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         1.       ALLOWED CLAIMS IN CLASSES OTHER THAN CLASS 6

                  Subject to the provisions of Article VI including Section VI.D.3, which provisions provide for certain subsequent distributions, on the Effective Date, each holder of an Allowed Claim in a Class other than Class 6 will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.D, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

         2.       ALLOWED CLAIMS IN CLASS 6

                  a.       INITIAL DISTRIBUTIONS

                  The amount of distributions to be made on the Effective Date (subject to Section VI.A) to holders of Allowed Claims in Class 6 on account of such Claims will be made from the Unsecured Claims Reserve and will be calculated as if each Disputed Claim in Class 6 were an Allowed Claim in its Face Amount. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VI.A.2, to holders of Disputed Claims in Class 6 that were allowed during the preceding calendar quarter. Such quarterly distributions also will be calculated pursuant to the provisions set forth in this Section VI.H.2.a.

                  b. ADDITIONAL DISTRIBUTIONS ON ACCOUNT OF PREVIOUSLY ALLOWED CLAIMS

                  On the fourth Quarterly Distribution Date and each Quarterly Distribution Date thereafter, each holder of a Claim previously allowed in Class 6 will receive an additional distribution from the Unsecured Claims Reserve on account of such Claim in an amount equal to: (i) the amount of Cash and New Common Stock that such holder would have been entitled to receive pursuant to
Section VI.H.2.a as if such Claim had become an Allowed Claim on the applicable Quarterly Distribution Date, minus (ii) the aggregate amount of Cash and New Common Stock previously distributed on account of such Claim. Each such additional distribution also will include, on the basis of the amount then being distributed: (i) a Pro Rata share of any dividends or other distributions made on account of the Cash and New Common Stock held in the Unsecured Claims Reserve and (ii) a Pro Rata share of the related Cash Investment Yield from the investment of any Cash dividends, interest payments and other distributions in the Unsecured Claims Reserve, from the date such Cash was deposited into the Unsecured Claims Reserve to the date that such distribution is made.

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

         3.       DISTRIBUTIONS OF NEW COMMON STOCK

                  Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock will be issued. When any distribution on account of an Allowed Claim in Class 6 would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (b) fractions less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section VI.H.3. No consideration will be provided in lieu of fractional shares that are rounded down.

         4.       DE MINIMIS DISTRIBUTIONS

                  No Disbursing Agent will distribute Cash to the holder of an Allowed Claim in an impaired Class if the amount of Cash to be distributed on account of such Claim is less than $25.00. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $25.00 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against New LINC and the Reorganized Debtors or their respective property. Any Cash not distributed pursuant to this Section VI.H.4 with respect to Claims in a Class other than Class 6 will be redistributed Pro Rata to the members of Classes 4, 5A and 6, pursuant to Sections VI.H.1 and VI.H.2, free of any restrictions thereon, and any such Cash held by a Third Party Disbursing Agent will be redistributed in the same manner. Any Cash not distributed pursuant to this Section VI.H.4 with respect to Allowed Claims in Class 6, including dividends, interest payments or other distributions made on account of Cash or New Common Stock held in the Unsecured Claims Reserve, will be retained in the Unsecured Claims Reserve for redistribution Pro Rata to holders of Allowed Claims in Class 6, pursuant to Section VI.H.2.b and subject to Section VI.D.3. For purposes of this redistribution, each Allowed Claim in Class 6 for which distributions are less than $25.00 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Unsecured Claims Reserve or otherwise.

         5.       COMPLIANCE WITH TAX REQUIREMENTS

                  a.       In connection with the Plan and consistent with this
Section VI.H.5, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                  b. Notwithstanding any other provision of the Plan (other than Sections VI.H.5.c, VI.H.5.d and VI.H.5.f), each person receiving a distribution of Cash or New Common Stock pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any Governmental Unit on account of such distribution, including income, withholding and other Tax obligations.

                  c. Neither LINC nor New LINC shall withhold any amount from any distribution to (i) CIBC as set forth in Section VI.E.1 and (ii) the applicable Indenture Trustee, as set forth in Section VI.E.1.

                  d. LINC and New LINC agree to indemnify each Claimant for or against (i) any withholding Tax imposed on amounts distributed to any Claimant pursuant to the Plan (including any withholding Tax imposed on any indemnity payments made pursuant to this Section VI.H.5.d) other than (A) a backup withholding Tax or (B) a Non-indemnified Tax; and (ii) any Tax (other than withholding Tax) imposed on the receipt of an indemnity payment made under
Section VI.H.5.d.(i), and any utilization of deductions, net operating losses, capital losses, credits or similar Tax attributes resulting from the receipt of such indemnity payment. If Tax withholding applies to any indemnity payment made under this Section VI.H.5.d., the amount of such indemnity payment will be increased such that after making the required Tax withholding, the payee receives an amount equal to the amount it would have received had no such Tax withholding been made, no such Tax been paid and any such Tax attributes had not been utilized.

                  e. If a payment made by LINC or New LINC pursuant to this Plan to or on behalf of a Claimant has been increased by a Gross-Up and the Claimant is able to apply for or otherwise take advantage of any Tax Credit, the Claimant will use commercially reasonable efforts to obtain the Tax Credit (whether by way of reducing taxes payable, receiving a Tax refund or otherwise), and shall repay to LINC or New LINC such amount (not exceeding the Gross-Up), if any, as is reasonably determined in the sole discretion of Claimant to be equal to the net after-Tax value to the Claimant of such Tax Credit. Any such reimbursement shall be prima facie evidence of the amount due to LINC or New LINC. Nothing contained in this Section VI.H.5.e. shall interfere with the right of the Claimant to arrange its tax affairs in whatever manner it deems fit; in particular, the Claimant shall not be under any obligation to claim relief from its corporate profits or similar Tax liability in respect of any such Gross-Up payment in priority to any other reliefs, claims, credits or deductions available to it and the Claimant shall not be obligated to disclose to LINC or New LINC any information regarding its tax affairs.

                  f. The directors and officers of LINC and New LINC shall be fully indemnified by New LINC (i) for and against any obligation imposed on them by any Governmental Unit on account of any Tax imposed (or on account of any failure to withhold or remit Tax) in respect of distributions made or transactions undertaken pursuant to this Plan and (ii) for and against any Tax imposed on them as a result of the receipt of an indemnity payment under this section.

                  g. Without prejudice to the survival of any other agreement of LINC or New LINC under the Plan, the agreements and obligations of LINC and New LINC contained in Sections VI.H.5.c through f, inclusive, shall survive indefinitely.

I.       SETOFFS

                  Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, or any Claims arising under or with respect to the Prepetition Credit Facility, other than as provided in Section IV.F.3, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against such a Claim holder.

J.       SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

                  As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documentation canceled pursuant to Section IV.J, the holder of such Claim must tender, as specified in this Section VI.J, the applicable notes, instruments, securities or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VI.E.2.

         1.       TENDER OF PREPETITION NOTES AND THE 1995 NOTES

                  Except as provided in Section VI.J.2 for lost, stolen, mutilated or destroyed Prepetition Notes and 1995 Notes, each holder of an Allowed Prepetition Noteholder Claim and an Allowed 1995 Noteholder Claim must tender the applicable Prepetition Notes and 1995 Notes to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Prepetition Notes and 1995 Notes to act and the authenticity of any signatures required thereon. All surrendered Prepetition Notes and 1995 Notes will be marked as canceled and delivered to the appropriate Reorganized Debtor.

         2.       LOST, STOLEN, MUTILATED OR DESTROYED PREPETITION NOTES AND
                  1995 NOTES

                  Any holder of an Allowed Prepetition Noteholder Claim and an Allowed 1995 Noteholder Claim with respect to which the underlying Prepetition Note or 1995 Note, as the case may be, has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Prepetition Note or 1995 Note, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and New LINC and the Reorganized Debtors, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Prepetition Note or 1995 Note, as the case may be. Upon compliance with this Section VI.J.2 by a holder of an Allowed Prepetition Noteholder Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable Prepetition Note or an Allowed 1995 Noteholder Claim.

         3.       FAILURE TO SURRENDER PREPETITION NOTES

                  Any holder of an Allowed Prepetition Noteholder Claim or an Allowed 1995 Noteholder Claim that fails to surrender or be deemed to have surrendered the applicable Prepetition Notes or 1995 Notes within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of such Prepetition Noteholder Claim or 1995 Noteholder Claim discharged and will be forever barred from asserting any such Claim against New LINC and the Reorganized Debtors or their respective property. In such case, any Cash or New Common Stock held for distribution on account of such Prepetition Noteholder Note Claim or 1995 Noteholder Claim will be treated pursuant to the provisions set forth in Section VI.E.2.c with respect to any Cash, and any New Common Stock will be returned to New LINC.

                                   ARTICLE VII

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.       PROSECUTION OF OBJECTIONS TO CLAIMS

         1.       OBJECTIONS TO CLAIMS

                  All objections to Claims filed prior to the Effective Date must be approved by the Subcommittees and Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.14.

         2.       AUTHORITY TO PROSECUTE OBJECTIONS

                  Subject to the consent of the Subcommittees, after the Confirmation Date and prior to the Effective Date, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

B.       TREATMENT OF DISPUTED CLAIMS

                  Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. In lieu of distributions under the Plan to holders of Disputed Claims in Class 6, if allowed, the Unsecured Claims Reserve will be established on the Effective Date to hold property for the benefit of these Claim holders, as well as holders of Allowed Claims in

Class 6. New LINC will fund the Unsecured Claims Reserve with Cash and New Common Stock, as described in Section VI.D.1.

C. DISALLOWANCE OF CLAIMS OF PARTIES HOLDING PROPERTY RECOVERABLE PURSUANT TO A RECOVERY ACTION

                  Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of any Claims of holders from which property is recoverable pursuant to a Recovery Action. Such Claims will be disallowed in their entirety until such time as such holder has paid the amount or turned over the property that is the subject of the Recovery Action.

D.       DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE ALLOWED

                  On each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in
Section VI.H.2.

E.       TAX REQUIREMENTS FOR INCOME GENERATED BY UNSECURED CLAIMS RESERVE

                  The recovery of holders of Allowed Claims in Class 6 consists of the treatment set forth herein and post-Effective Date interest on the Cash portion of such Claims, if any, at a rate determined by the Cash Investment Yield. Therefore, New LINC and the Reorganized Debtors and the holders of all Allowed Claims in Class 6 will treat Cash distributions of the Cash Investment Yield as interest for all income Tax purposes, and New LINC and the applicable Reorganized Debtor will cause such information returns to be issued to such holders consistent with this treatment as may be required by any Governmental Unit. New LINC and the applicable Reorganized Debtor will include in its Tax returns all items of income, deduction and credit of the Unsecured Claims Reserve; provided, however, that no distribution will be made to New LINC and the applicable Reorganized Debtor out of the Unsecured Claims Reserve as a result of this inclusion. The applicable Disbursing Agent will pay, or cause to be paid, out of the funds held in the Unsecured Claims Reserve, any Tax imposed on the Unsecured Claims Reserve (as opposed to the applicable Reorganized Debtor or the holders of Allowed Claims in Class 6) by any Governmental Unit with respect to income generated by the Cash and New Common Stock held in the Unsecured Claims Reserve. The applicable Disbursing Agent also will file or cause to be filed any Tax or information return related to the applicable Unsecured Claims Reserve that is required by any Governmental Unit.

                                  ARTICLE VIII

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                  The Debtors reserve the right to seek the entry of an order of the Bankruptcy Court providing for the substantive consolidation of some or all of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan, subject to the right of any party in interest to object to such relief.

                                   ARTICLE IX

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.       CONDITIONS TO CONFIRMATION

                  The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section IX.C:

         1. The Confirmation Order will be reasonably acceptable in form and substance to the Debtors and the Subcommittees.

         2. The Debtors shall have received a binding, unconditional (except for a normal "market-out" condition and for conditions relating to occurrence of the Effective Date) commitment for the Exit Financing Facility from the Exit Financing Facility Agent Bank on terms and conditions satisfactory to the Debtors and the Subcommittees.

         3. The Debtors shall have made arrangements, reasonably satisfactory to the Subcommittees, for at least $875 million in financing to be made available as of the Effective Date.

         4.       The Confirmation Hearing has been commenced by March 14, 2003.

         5. The aggregate amount of Allowed Unsecured Trade Debt Claims and Disputed Unsecured Trade Debt Claims does not exceed the Unsecured Trade Debt Claims Cap.

         6. The Bankruptcy Court has entered the Governmental Unit Estimation Order, which order shall be acceptable in form and substance to the Debtors and the Subcommittees.

         7. The Bankruptcy Court has entered the Class 6 Estimation Order, which order shall be acceptable in form and substance to the Debtors and the Subcommittees.

B.       CONDITIONS TO THE EFFECTIVE DATE

                  The Effective Date will not occur unless and until the following conditions have been satisfied or, if applicable, duly waived in accordance with Section IX.C:

         1. The Confirmation Order has been entered, has not been reversed, stayed, modified or amended and has become a Final Order.

         2. The CCAA Order has been issued in form and substance acceptable to the Subcommittees, has not been reversed, stayed, modified or amended and has become final, binding and nonappealable.

         3.       The Restructuring Transactions have been consummated.

         4. The shares of New Common Stock shall have been registered under the Exchange Act pursuant to either a Registration Statement on Form 8-A or a Registration Statement on Form 10 that has become effective under the Exchange Act.

         5. The shares of New Common Stock to be issued pursuant to the Plan shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

         6. The issuance and resale of the New Common Stock issued under the Plan shall be exempt from the dealer registration and prospectus requirements of applicable Canadian securities laws or the requisite discretionary orders or rulings from applicable Canadian provincial securities regulatory authorities shall have been obtained in form and substance acceptable to the Subcommittees, except to the extent that holders of New Common Stock are control block holders for purposes of applicable Canadian securities laws.

         7. The documents effectuating the Exit Financing Facility are in form and substance satisfactory to the Subcommittees, such documents have been executed and delivered and all conditions to funding have been satisfied or waived.

         8. The issuance and sale of the New LINC Notes has been consummated on terms and conditions reasonably acceptable to the Subcommittees.

         9.       The Governmental Unit Estimation Order has become a Final
Order.

         10.      The Class 6 Estimation Order has become a Final Order.

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

         11. The Debtors shall have sufficient Cash to make the distributions required under the Plan.

         12.      The Effective Date has occurred by March 31, 2003.

C.       WAIVER OF CONDITIONS TO THE CONFIRMATION OR EFFECTIVE DATE

                  Subject to the prior consent of the Subcommittees, the conditions to Confirmation and the conditions to the Effective Date may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court.

D.       EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

                  If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Sections IX.B and IX.C, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section IX.D, (1) the Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code; and (b) the assumptions, assignments or rejections of Executory Contracts and Unexpired Leases pursuant to Sections V.A and V.C, respectively; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                                    ARTICLE X

                                    CRAMDOWN

                  The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code; provided, however, that the Debtors waive their right to seek Confirmation of the Plan over the rejection thereof by Class 4 or Class 5A, or both. Subject to the consent of the Subcommittees, the Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE XI

                       DISCHARGE, TERMINATION, INJUNCTION
                            AND SUBORDINATION RIGHTS

A.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

         1. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, discharge and release of, all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the LINC Old Common Stock Interests and the Old Preferred Stock of LINC: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

         2. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the LINC Old Common Stock Interests and the Old Preferred Stock of LINC and the distribution of the New Common Stock, Cash and Excess Cash, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

B.       INJUNCTIONS

         1. EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY THAT IS DISCHARGED OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN WILL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS, DEBTS OR LIABILITIES OR TERMINATED INTERESTS OR RIGHTS: (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST NEW LINC, THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY, OTHER THAN TO ENFORCE ANY RIGHT PURSUANT TO THE PLAN TO A DISTRIBUTION; (b) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST NEW LINC, THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY, OTHER THAN AS PERMITTED PURSUANT TO (a) ABOVE; (c) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST NEW LINC, THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY; (d) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO NEW LINC, THE DEBTORS OR THE REORGANIZED DEBTORS; AND (e) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         2. AS OF THE EFFECTIVE DATE, ALL ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD ANY CLAIMS (AS SUCH TERM IS DEFINED IN SECTION 101(5) OF THE BANKRUPTCY CODE, INCLUDING DERIVATIVE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES THAT ARE RELEASED PURSUANT TO THE PLAN WILL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY RELEASED ENTITY OR ITS PROPERTY ON ACCOUNT OF SUCH RELEASED CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE; (D) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO ANY RELEASED ENTITY; AND (E) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         3. BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM RECEIVING DISTRIBUTIONS PURSUANT TO THE PLAN WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE INJUNCTIONS SET FORTH IN THIS SECTION XI.B AND SECTION IV.G.6.

C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

         1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

         2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval and determination, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding and determination that such compromise or settlement is in the best interests of New LINC, the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

                                   ARTICLE XII

                            RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim; and the resolution of any objections to the allowance, priority or classification of Claims or Interests;

         2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

         3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which New LINC, any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

         4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

         5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including the Recovery Actions, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

         6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         7. Resolve any cases, controversies, suits or disputes that may arise in connection with the Recovery Actions or the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

         8.       Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

         9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

         10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

         11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         12.      Enter a final decree closing the Reorganization Cases; and

         13. Determine matters concerning Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

A.       DISSOLUTION OF THE CREDITORS' COMMITTEE AND THE SUBCOMMITTEES

         1.       DISSOLUTION OF THE CREDITORS' COMMITTEE

                  On the Effective Date, the Creditors' Committee will dissolve and the members of the Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases. The Professionals retained by the Creditors' Committee and the members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any application for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section III.A.1.f.ii and in connection with any appeal of the Confirmation Order.

         2.       DISSOLUTION OF THE SUBCOMMITTEES

                  On the Dissolution Date, the Subcommittees will dissolve and the members of the Subcommittees will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases. Notwithstanding anything in the Plan to the contrary, the professionals retained by the Subcommittees and the members thereof shall be paid by the Reorganized Debtors for any claim for any services rendered or expenses incurred after the Effective Date, through and including the Dissolution Date in accordance with Section IV.F.5, the Cross-Border Protocol and the provisions of the Bankruptcy Court Order
Authorizing: (A) The Amendment of a Trust Agreement and Certain Payments Under Director and Officer Claim Treatment Letter Pursuant to Section 363 of the Bankruptcy Code; and (B) Payment of Subcommittees' Expenses Pursuant to Sections 363 and 105 of the Bankruptcy Code, dated September 28, 2001.

B.       LIMITATION OF LIABILITY

                  New LINC, the Debtors, the Reorganized Debtors and their respective directors, officers, employees and professionals, acting in such capacity; CIBC, the Lenders, the Bridge Lenders, the Prior Lenders, the Program Manager, the Swap Counterparty, the Prepetition Noteholders, the 1995 Noteholders and the Indenture Trustees, and their respective directors, officers, employees and professionals, acting in such capacity; the Creditors' Committee and the Subcommittees, their respective members and professionals and each of their respective directors, officers, employees and professionals; and Ernst & Young Inc. (in its capacity as Monitor and Information Officer in the CCAA Cases) and its directors, officers, employees and professionals will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Restructuring Transactions or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan; provided, however, that the foregoing provisions of this Section XIII.B will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

C.       TREATMENT OF LETTERS OF CREDIT NOT ISSUED UNDER THE PREPETITION CREDIT
         FACILITY

                  All letters of credit not issued under the Prepetition Credit Facility outstanding on the Effective Date shall not be compromised but instead, on the Effective Date, shall be terminated and surrendered to the issuer thereof, or the issuing bank shall have received back-to-back letters of credit in respect of such outstanding letters of credit, in each case having a stated amount equal to 105 percent of the stated amount of such outstanding letters of credit and in form and substance satisfactory to the applicable issuing bank and issued by an issuer acceptable to the applicable issuing bank, in each case in the sole discretion of the applicable issuing bank. In connection with any such back-to-back letters of credit, the issuing bank shall be entitled to receive reimbursement only for the amounts of any post-Effective Date drawings under any letter of credit together with any post-Effective Date interest thereon and post-Effective Date costs, expenses or fees in connection therewith. The
Debtors: (a) agree to use their best efforts, after the Effective Date, to cause all letters of credit not issued under the Prepetition Credit Facility and outstanding on the Effective Date to be terminated, surrendered and replaced; and (b) acknowledge that the issuer thereof shall have no obligation to renew or roll over any such letters of credit upon the expiration thereof.

D.       MODIFICATION OF THE PLAN

                  Except as otherwise provided in the Guaranty Coverage Dispute Settlement Agreement, subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and subject to the consent of the Subcommittees, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before its substantial consummation.

E.       REVOCATION OF THE PLAN

                  Except as otherwise provided in the Guaranty Coverage Dispute Settlement Agreement and subject to the consent of the Subcommittees, the Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors; or (2) prejudice in any manner the rights of any Debtors or any other party.

F.       SEVERABILITY OF PLAN PROVISIONS

                  If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance acceptable to the Debtors and the Subcommittees. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

G.       SUCCESSORS AND ASSIGNS

                  The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

H.       SERVICE OF CERTAIN PLAN EXHIBITS AND DISCLOSURE STATEMENT EXHIBITS

                  Because the Exhibits to the Plan are voluminous, the Exhibits are not being served with copies of the Plan and the Disclosure Statement. Any party in interest may review the Plan Exhibits during normal business hours (9:00 a.m. to 4:30 p.m., local time) in the Document Reviewing Centers.

I.       SERVICE OF DOCUMENTS

                  Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, the Creditors' Committee, the Subcommittees, the DIP Lenders, CIBC or the United States Trustee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

         1.       THE DEBTORS AND REORGANIZED DEBTORS

                  Garry M. Graber
                  HODGSON RUSS LLP
                  One M&T Plaza
                  Suite 2000
                  Buffalo, New York 14203
                  (716) 856-4000
                  Fax: (716) 849-0349

                  - and -

                  Richard M. Cieri
                  Thomas C. Daniels
                  JONES DAY
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio  44114
                  (216) 586-3939
                  Fax: (216) 579-0212

                  Paul E. Harner
                  Edward B. Winslow
                  Mark A. Cody
                  JONES DAY
                  77 West Wacker
                  Suite 3500
                  Chicago, Illinois 60601
                  (312) 782-3939
                  Fax: (312) 782-8585

                  (Counsel to the Debtors and Reorganized Debtors)

         2.       THE CREDITORS' COMMITTEE

                  Raymond L. Fink
                  HARTER, SECREST & EMERY LLP
                  Suite 400
                  Twelve Fountain Plaza
                  Buffalo, New York  14202
                  (716) 853-1616
                  Fax: (716) 853-1617

                  John R. Weider
                  HARTER, SECREST & EMERY LLP
                  1600 Bausch & Lomb Place
                  Rochester, New York 14604
                  (716) 231-1403
                  Fax: (716) 231-2152

                  (Counsel to the Creditors' Committee)

         3.       THE DIP LENDERS

                  Jesse H. Austin, III
                  PAUL, HASTINGS, JANOFSKY & WALKER LLP
                  600 Peachtree Street
                  Suite 2400
                  Atlanta, Georgia  30308
                  (404) 815-2400
                  Fax: (404) 865-7048

                  Leslie A. Plaskon
                  PAUL, HASTINGS, JANOFSKY & WALKER LLP
                  1055 Washington Boulevard
                  Stamford, Connecticut  06901
                  (203) 961-7400
                  Fax: (203) 359-3031

                  (Counsel to the DIP Lenders)

         4.       THE LENDERS' SUBCOMMITTEE

                  Margot B. Schonholtz
                  Hilary Lane
                  CLIFFORD CHANCE US LLP
                  Two Hundred Park Avenue
                  New York, New York  10166
                  (212) 878-8000
                  Fax: (212) 878-8375

                  (Counsel to the Lenders' Subcommittee)

         5.       THE PREPETITION NOTEHOLDERS' SUBCOMMITTEE

                  Peter L. Borowitz
                  Richard F. Hahn
                  DEBEVOISE & PLIMPTON
                  919 Third Avenue
                  New York, New York  10022
                  (212) 909-6000
                  Fax: (212) 909-6836

                  (Counsel to the Prepetition Noteholders' Subcommittee)

         6.       THE UNITED STATES TRUSTEE

                  Christopher K. Reed
                  42 Delaware Avenue
                  Suite 1000
                  Buffalo, New York  14202

Dated: January 23, 2003    Respectfully submitted,

                           LAIDLAW USA, INC.

                           By: /s/ Ivan R. Cairns
                               -------------------------------------------------
                           Name: IVAN R. CAIRNS
                           Title: Senior Vice President and Secretary

                           LAIDLAW INC. (for itself and on behalf of the Laidlaw
                               Subsidiary Debtors)

                           By: /s/ Ivan R. Cairns
                               -------------------------------------------------
                           Name: IVAN R. CAIRNS
                           Title: Senior Vice President and General Counsel

COUNSEL:

GARRY M. GRABER
HODGSON RUSS LLP
One M&T Plaza
Suite 2000
Buffalo, New York 14203
(716) 856-4000

         - and -

RICHARD M. CIERI
THOMAS C. DANIELS
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio  44114
(216) 586-3939

PAUL E. HARNER
EDWARD B. WINSLOW
MARK A. CODY
JONES DAY
77 West Wacker
Suite 3500
Chicago, Illinois 60601
(312) 782-3939

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION

                                       2